     As filed with the Securities and Exchange Commission on January 6, 2003

                                                      Registration No. 333-39158

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         Post-Effective Amendment No. 5
                                   on Form S-3
                                      under
                           The Securities Act of 1933

                     First SunAmerica Life Insurance Company
             (Exact name of registrant as specified in its charter)

          New York                                6311                        06-0992729
(State or other jurisdiction of       (Primary Standard Industrial        (I.R.S. Employer
 incorporation or organization)           Classification Number)         Identification No.)

                                733 Third Avenue
                                    4th Floor
                            New York, New York 10017
                                 (212) 551-5440
               (Address, including zip code, and telephone number,
                      including area code, of registrant's
                          principal executive offices)

                           Christine A. Nixon, Esquire
                     First SunAmerica Life Insurance Company
                               1 SunAmerica Center
                       Los Angeles, California 90067-6022
                                 (310) 772-6000
                       (Name, address, including zip code,
                   and telephone number, including area code,
                              of agent for service)

                            -------------------------

     Approximate date of commencement of proposed sale to the public: As soon after the effective date of this Registration Statement as is practicable.

     If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.

     Registrant is filing this Post-Effective Amendment No. 5 to make certain changes to the Registration Statement. Pursuant to oral permission to do so provided by Mr. William Kotapish to Anchor National Life Insurance Company, an affiliate of the Registrant, this Registration Statement contains multiple prospectuses with the substantially similar MVA feature. The Registrant does not intend for this Post-Effective Amendment No. 5 to delete from the Registration Statement, any document included in the Registration Statement but not filed herein, including any currently effective Prospectus or supplement thereto.

                                     [LOGO]
                         WM DIVERSIFIED STRATEGIES III
                        COMMON SENSE. UNCOMMON SOLUTIONS.

                                  PROSPECTUS
                                        , 2002

                  FLEXIBLE PAYMENT DEFERRED ANNUITY CONTRACT
                                   issued by
                         FS VARIABLE SEPARATE ACCOUNT
                                      and
                    FIRST SUNAMERICA LIFE INSURANCE COMPANY

The annuity contract has 26 investment choices--4 fixed-interest investment options which offer interest rates guaranteed by First SunAmerica Life Insurance Company ("First SunAmerica") for different periods of time and 22 variable investment portfolios. The 22 variable portfolios are part of Anchor Series Trust ("AST"), the SunAmerica Series Trust ("SAST"), Van Kampen Life Investment Trust ("VKT") or the WM Variable Trust ("WMVT").

                     STRATEGIC ASSET MANAGEMENT PORTFOLIOS


Strategic Growth                       WM Advisors, Inc.                WMVT
Conservative Growth                    WM Advisors, Inc.                WMVT
Balanced                               WM Advisors, Inc.                WMVT
Conservative Balanced                  WM Advisors, Inc.                WMVT
Flexible Income                        WM Advisors, Inc.                WMVT

                          EQUITY FUNDS AND PORTFOLIOS
Technology                                Van Kampen                    SAST
International Growth                Capital Guardian Trust
                                            Company                     WMVT
Global Equities                     Alliance Capital Mgmt.
                                             L.P.                       SAST
Small Cap Stock                        WM Advisors, Inc.                WMVT
Mid Cap Stock                          WM Advisors, Inc.                WMVT
MFS Mid-Cap Growth                  Massachusetts Financial
                                         Services Co.                   SAST
Capital Appreciation               Wellington Mgmt. Co. LLP              AST
Growth                                Columbia Management
                                           Company,                     WMVT
                                         Janus Capital
                                       Corporation, and
                                    OppenheimerFunds, Inc.
Alliance Growth                     Alliance Capital Mgmt.
                                             L.P.                       SAST
West Coast Equity                      WM Advisors, Inc.                WMVT
                                       Van Kampen Asset                  VKT
 Van Kampen LIT Comstock, Class II     Management, Inc.
 Shares
Growth & Income                        WM Advisors, Inc.                WMVT
Equity Income                          WM Advisors, Inc.                WMVT

                              FIXED-INCOME FUNDS
U.S. Government Securities             WM Advisors, Inc.                WMVT
Income                                 WM Advisors, Inc.                WMVT
Short Term Income                      WM Advisors, Inc.                WMVT
Money Market                           WM Advisors, Inc.                WMVT


You can put your money into any one or all of the Variable Portfolios and/or fixed investment options.

Please read this prospectus carefully before investing and keep it for your future reference. It contains important information you should know about the WM Diversified Strategies/III/ Variable Annuity.

To learn more about the annuity offered by this prospectus, you can obtain a
copy of the Statement of Additional Information ("SAI") dated         , 2002.
The SAI has been filed with the Securities and Exchange Commission ("SEC") and can be considered part of this prospectus.


The table of contents of the SAI appears on page 35 of this prospectus. For a free copy of the SAI, call Us at 1-877-311-WMVA (9682) or write Our Annuity Service Center at, P.O. Box 54299, Los Angeles, California 90054-0299.


A registration statement has been filed with the SEC under the Securities Act of 1933 relating to the contract. This prospectus does not contain all the information in the registration statement as permitted by SEC regulations. The omitted information can be obtained from the SEC's principal office in Washington, D.C., upon payment of a prescribed fee.

In addition, the SEC maintains a website (http://www.sec.gov) that contains the SAI, materials incorporated by reference and other information filed electronically with the SEC.

Annuities involve risk, including possible loss of principal, and are not a deposit or obligation of, or guaranteed or endorsed by, any bank. They are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

These securities have not been approved or disapproved by the Securities and Exchange Commission, nor has the Commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

INCORPORATION OF CERTAIN
DOCUMENTS BY REFERENCE


First SunAmerica's Annual Report on Form 10-K for the year ended December 31, 2001 is incorporated herein by reference.



All documents or reports filed by First SunAmerica under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the effective date of this prospectus are also incorporated by reference. Statements contained in this prospectus and subsequently filed documents which are incorporated by reference or deemed to be incorporated by reference are deemed to modify or supercede documents incorporated by reference.



First SunAmerica files its Exchange Act documents and reports, including its annual and quarterly reports on Form 10-K and Form 10-Q, electronically pursuant to EDGAR under CIK No. 0000926897.


First SunAmerica is subject to the informational requirements of the Securities and Exchange Act of 1934 (as amended). We file reports and other information with the SEC to meet those requirements. You can inspect and copy this information at SEC public facilities at the following locations:

Washington, District of Columbia
450 Fifth Street, N.W., Room 1024
Washington, D.C. 20549

Chicago, Illinois
500 West Madison Street
Chicago, IL 60661

New York, New York
233 Broadway
New York, NY 10048

To obtain copies by mail, contact the Washington, D.C. location. After you pay the fees as prescribed by the rules and regulations of the SEC, the required documents are mailed.

Registration statements under the Securities Act of 1933, as amended, related to the contracts by this prospectus are on with the SEC. This prospectus does not contain all of the information contained in the registration statements and exhibits. For further information regarding the separate account, First SunAmerica and its general account, the Variable Portfolios and the contract, please refer to the registration statements and exhibits.

First SunAmerica will provide without charge to each person to whom this prospectus is delivered, upon written or oral request, a copy of the documents incorporated by reference. Requests for these documents should be directed to First SunAmerica's Annuity Service Center, as follows:

   First SunAmerica Life Insurance Company
   Annuity Service Center
   P.O. Box 54299
   Los Angeles, California 90054-0299
   Telephone Number: (877) 311-WMVA

SECURITIES AND EXCHANGE COMMISSION POSITION ON INDEMNIFICATION

Indemnification for liabilities arising under the Securities Act of 1933 (the "Act'') is provided to First SunAmerica's officers, directors and controlling persons. The SEC has advised that it believes such indemnification is against public policy under the Act and unenforceable. If a claim for indemnification against such liabilities (other than for First SunAmerica's payment of expenses incurred or paid by its directors, officers or controlling persons in the successful defense of any legal action) is asserted by a director, officer or controlling person of First SunAmerica in connection with the securities registered under this prospectus, First SunAmerica will submit to a court with jurisdiction to determine whether the indemnification is against public policy under the Act. First SunAmerica will be governed by final judgment of the issue. However, if in the opinion of First SunAmerica's counsel this issue has been determined by controlling precedent, First SunAmerica will not submit the issue to a court for determination.

TABLE OF CONTENTS


  Glossary...............................................................   4
  Highlights.............................................................   5
  Variable Annuity Fee Tables............................................   6
     Owner Transaction Expenses..........................................   6
     Optional Enhanced Death Benefit Fee.................................   6
     Annual Separate Account Expenses....................................   6
     Investment Portfolio Expenses of Variable Portfolios................   7
  Examples...............................................................  10
  The WM Diversified Strategies/III/ Variable Annuity....................  12
  Purchasing a WM Diversified Strategies/III/ Variable Annuity...........  13
     Allocation of Purchase Payments.....................................  13
     Accumulation Units..................................................  14
     Free Look...........................................................  14
     Exchange Offers.....................................................  15
  Investment Options.....................................................  15
     Variable Portfolios.................................................  15
     Anchor Series Trust.................................................  15
     SunAmerica Series Trust.............................................  15
     Van Kampen Life Investment Trust....................................  15
     WM Variable Trust...................................................  15
     Fixed Investment Options............................................  16
     Market Value Adjustment.............................................  17
     Transfers During the Accumulation Phase.............................  18
     Dollar Cost Averaging Program.......................................  19
     Asset Allocation Rebalancing Program................................  20
     Principal Advantage Program.........................................  20
     Voting Rights.......................................................  21
     Substitution........................................................  21
  Access to Your Money...................................................  21
     Free Withdrawal Provision...........................................  22
     Systematic Withdrawal Program.......................................  23
     Minimum Contract Value..............................................  23
     Qualified Contract Owners...........................................  23
  Death Benefits.........................................................  23
     Standard Death Benefit..............................................  24
     Optional Death Benefit..............................................  24
     Spousal Continuation................................................  25
  Expenses...............................................................  25
     Separate Account....................................................  25
     Other Revenue.......................................................  26
     Withdrawal Charges..................................................  26
     Investment Charges..................................................  26
     Contract Maintenance Fee............................................  27
     Transfer Fee........................................................  27
     Optional Death Benefit Fee..........................................  27
     Income Taxes........................................................  27
     Reduction or Elimination of Charges and Expenses, and Additional
      Amounts Credited...................................................  27
  Income Options.........................................................  27
     Annuity Date........................................................  27
     Income Options......................................................  28
     Allocation of Annuity Payments......................................  29
     Transfers During the Income Phase...................................  29
     Deferment of Payments...............................................  29
  Taxes..................................................................  29
     Annuity Contracts in General........................................  30
     Tax Treatment of Distributions--Non-Qualified Contracts.............  30
     Tax Treatment of Distributions--Qualified Contracts.................  30
     Minimum Distributions...............................................  31
     Tax Treatment of Death Benefits.....................................  31
     Contracts Owned by a Trust or Corporation...........................  32
     Gifts, Pledges and/or Assignments of a Non-Qualified Contract.......  32
     Diversification and Investor Control................................  32
  Performance............................................................  32
  Other Information......................................................  33
     First SunAmerica....................................................  33
     The Separate Account................................................  33
     The General Account.................................................  33
     Distribution of the Contract........................................  33
     Administration......................................................  34
     Legal Proceedings...................................................  34
     Ownership...........................................................  34
     Independent Accountants.............................................  34
     Registration Statement..............................................  34
  Table of Contents of Statement of Additional Information...............  35
  Appendix A--Market Value Adjustment.................................... A-1
  Appendix B--Death Benefits Following Spousal Continuation.............. B-1

GLOSSARY

We have capitalized some of the technical terms used in this prospectus. To help you understand these terms, We define them in this glossary.

Accumulation Phase--The period during which you invest money in your contract.

Accumulation Units--A measurement We use to calculate the value of the variable portion of your contract during the Accumulation Phase.

Annuitant(s)--The person(s) on whose life (lives) We base income payments.

Annuity Date--The date on which income payments are to begin, as selected by you.

Annuity Units--A measurement We use to calculate the amount of income payments you receive from the variable portion of your contract during the Income Phase.

Beneficiary(ies)--The person(s) designated to receive any benefits under the contract if you or the Annuitant dies.

Company--First SunAmerica Life Insurance Company ("First SunAmerica"), We, Us, the issuer of this annuity contract.

Income Phase--The period during which We make income payments to you.

IRS--The Internal Revenue Service.

Non-qualified (contract)--A contract purchased with after-tax dollars. In general, these contracts are not under any pension plan, specially sponsored program or individual retirement account ("IRA").

Purchase Payments--The money you give Us to buy the contract, as well as any additional money you give Us to invest in the contract after you own it.

Qualified (contract)--A contract purchased with pretax dollars. These contracts are generally purchased under a pension plan, specially sponsored program or IRA.

Variable Portfolios--A sub-account of FS Variable Separate Account which provides for the variable investment options available under the contract. Each has a distinct investment objective and is invested in the underlying investment portfolios of the Anchor Series Trust, SunAmerica Series Trust, Van Kampen Life Investment Trust or the WM Variable Trust as applicable.

        First SunAmerica offers several different variable annuity products to meet the diverse needs of our investors. Each product may provide different features and benefits offered at different fees, charges, and expenses. When working with your investment representative to determine the best product to meet your needs you should consider, among other things, whether the features of this contract and the related fees provide the most appropriate package to help you meet your long-term retirement savings goals.

HIGHLIGHTS

The WM Diversified Strategies/III/ Variable Annuity is a contract between you and First SunAmerica. It is designed to help you invest on a tax-deferred basis and meet long-term financial goals. There are minimum Purchase Payment amounts required to purchase a contract. Purchase Payments may be invested in a variety of variable and fixed account options. Like all deferred annuities, the contract has an Accumulation Phase and an Income Phase. During the Accumulation Phase, you invest money in your contract. The Income Phase begins when you start receiving income payments from your annuity to provide for your retirement.

Free Look:   You may cancel your contract within 10 days after receiving it (or within 60 days for replacement contracts). You will receive whatever your contract is worth on the day that We receive your request. The amount refunded may be more or less than your original Purchase Payment. We will return your original Purchase Payment if required by law. Please see Purchasing a WM Diversified Strategies/III/ Variable Annuity in the prospectus.

Expenses:   There are fees and charges associated with the contract. Each year,
We deduct a $30 contract maintenance fee from your contract, which may be waived for contracts of $50,000 or more. We also deduct separate account charges, which equal 1.55% annually of the average daily value of your contract allocated to the Variable Portfolios. There are investment charges on amounts invested in the Variable Portfolios. If you elect optional features available under the contract We may charge additional fees for these features. A separate withdrawal charge schedule applies to each Purchase Payment. The amount of the withdrawal charge declines over time. After a Purchase Payment has been in the contract for three complete years, withdrawal charges no longer apply to that portion of the Purchase Payment. Please see the Fee Table, Purchasing a WM Diversified Strategies/III/ Variable Annuity and Expenses in the prospectus.

Access to Your Money:   You may withdraw money from your contract during the
Accumulation Phase. If you do so, earnings are deemed to be withdrawn first. You will pay income taxes on earnings and untaxed contributions when you withdraw them. Payments received during the Income Phase are considered partly a return of your original investment. A federal tax penalty may apply if you make withdrawals before age 59 1/2. As noted above, a withdrawal charge may apply. Please see Access to Your Money and Taxes in the prospectus.

Death Benefit:   A death benefit feature is available under the contract to protect your Beneficiaries in the event of your death during the Accumulation Phase. An optional enhanced death benefit is also available. Please see Death Benefits in the prospectus.

Income Options:   When you are ready to begin taking income, you can choose to receive income payments on a variable basis, fixed basis or a combination of both. You may also choose from five different income options, including an option for income that you cannot outlive. Please see Income Options in the prospectus.

Inquiries: If you have questions about your contract call your investment representative or contact Us at First SunAmerica Life Insurance Company Annuity Service Center, P.O. Box 54299, Los Angeles, California 90054-0299. Telephone
Number: 1 (877) 311-WMVA (9682).

Please read the prospectus carefully for more detailed information regarding these and other features and benefits of the contract, as well as the risks of investing.

WM DIVERSIFIED STRATEGIES/III/
VARIABLE ANNUITY FEE TABLES
--------------------------------------------------------------------------------
OWNER TRANSACTION EXPENSES

Withdrawal Charge as a percentage of Purchase Payments:

                             Years: 1   2   3   4+
                                    7%  6%  5%  0%

              Annual Contract    $30 each year (waived for
              Maintenance Charge contracts over $50,000)
              Transfer Fee...... No charge for first 15 transfers
                                 each contract year; thereafter,
                                 fee is $25 per transfer in any
                                 contract year.

OPTIONAL ENHANCED DEATH BENEFIT FEE

(This optional death benefit, the Maximum Anniversary Value, is described more fully in the prospectus. If elected, the fee is an annualized charge that is deducted daily from your daily net asset value. The fee is no longer deducted after the owner's 90th birthday.)

                         Fee as a % of your daily
                           net asset value....... 0.15%

ANNUAL SEPARATE ACCOUNT EXPENSES

                         Fee as a % of your daily
                           net asset value*...... 1.55%

* See Expenses on page 27 for more information about the Separate Account charges.

             INVESTMENT PORTFOLIO EXPENSES OF VARIABLE PORTFOLIOS

                              ANCHOR SERIES TRUST
                                  Class 3/1/

   (as a percentage of average net assets for the Trust's fiscal year ended
                              December 31, 2001)

                                     MANAGEMENT         SERVICE (12b-1)          OTHER          TOTAL ANNUAL
   PORTFOLIO                            FEE                  FEES               EXPENSES          EXPENSES
   ----------------------------------------------------------------------------------------------------------------
      Capital Appreciation             0.70%                 0.25%               0.08%             1.03%
   ----------------------------------------------------------------------------------------------------------------
   /1/ Because this is a new class of shares, the fees shown for Class 3 have been estimated and annualized for the current fiscal year.

                           SUNAMERICA SERIES TRUST
                                  Class 3/1/

                (as a percentage of average net assets for the
                 Trust's fiscal year ended January 31, 2002)

      Alliance Growth                  0.60%                 0.25%               0.06%             0.91%
      Global Equities                  0.72%                 0.25%               0.17%             1.14%
      MFS Mid-Cap Growth               0.75%                 0.25%               0.08%             1.08%
      Technology                       1.20%                 0.25%               0.25%             1.70%
   ----------------------------------------------------------------------------------------------------------------

/1/ Because this is a new class of shares, the fees shown for Class 3 have been estimated and annualized for the current fiscal year.

 The above investment portfolio expenses were provided by Anchor Series Trust and SunAmerica Series Trust, respectively.
      We have not independently verified the accuracy of the information.

                               WM VARIABLE TRUST
                                    Class 2
    (as a percentage of average net assets after reimbursement or waiver of expenses for the Trust's fiscal year ended December 31, 2001)


                                                                                 TOTAL
                                            MANAGEMENT SERVICE (12b-1)  OTHER    ANNUAL
Fund or Portfolio                              FEE          FEES       EXPENSES EXPENSES
----------------------------------------------------------------------------------------
   Balanced Portfolio/1/                      0.10%         0.25%       0.18%    0.53%
   Conservative Balanced Portfolio/1, 2/      0.00%         0.25%       0.30%    0.55%
   Conservative Growth Portfolio/1/           0.10%         0.25%       0.18%    0.53%
   Equity Income Fund                         0.63%         0.25%       0.06%    0.94%
   Flexible Income Portfolio/1/               0.10%         0.25%       0.23%    0.58%
   Growth Fund                                0.88%         0.25%       0.06%    1.19%
   Growth & Income Fund                       0.75%         0.25%       0.03%    1.03%
   Income Fund                                0.50%         0.25%       0.05%    0.80%
   International Growth Fund                  0.94%         0.25%       0.21%    1.40%
   Mid Cap Stock Fund                         0.75%         0.25%       0.07%    1.07%
   Money Market Fund                          0.45%         0.25%       0.17%    0.87%
   Short Term Income Fund                     0.50%         0.25%       0.10%    0.85%
   Small Cap Stock Fund                       0.87%         0.25%       0.08%    1.20%
   Strategic Growth Portfolio/1, 3/           0.10%         0.25%       0.21%    0.56%
   U.S. Government Securities Fund            0.50%         0.25%       0.06%    0.81%
   West Coast Equity Fund/4/                  0.63%         0.25%       0.07%    0.95%
----------------------------------------------------------------------------------------



/1/The Annual Expenses of the Portfolios, combined with the Annual Expenses of the Underlying Funds in which they invest, are shown below.

/2/Reflects the commitment by WM Advisors to waive management fees and reimburse expenses to the extent necessary to limit total annual expenses to 0.55% for the fiscal year ending December 31, 2001. Without this waiver or reimbursement, and without any custody fee credits earned on uninvested cash balances held at the custodian, the Total Annual Expenses for the Conservative Balanced Portfolio would have been 0.78% for the fiscal year shown above.
/3/This Portfolio's ratios reflect expenses prior to a 0.01% custody fee credit earned on uninvested cash balances held at the custodian.
/4/Formerly named the Growth Fund of the Northwest.

        ANNUAL EXPENSES OF THE PORTFOLIOS AND UNDERLYING FUNDS COMBINED

Each Portfolio will invest in Funds of the WM Variable Trust and in the WM High Yield Fund (a series of WM Trust I) in keeping with certain allocations and investment objectives. You will bear certain expenses associated with those Funds in addition to those related to the Portfolios themselves. The chart below shows estimated combined annual expenses for each Portfolio and the Funds in which the Portfolio may invest. The expenses are based upon estimated expenses of each Portfolio and underlying Fund for the fiscal year ended December 31, 2001, restated to reflect current management and 12b-1 fees. Please refer to the Trust prospectus for more details.

The estimates assume a constant allocation of each Portfolio's assets among the Funds identical to such Portfolio's actual allocation at December 31, 2001.

                                                   COMBINED
                PORTFOLIOS                      ANNUAL EXPENSES
                -----------------------------------------------
                Balanced Portfolio.............      1.26%
                Conservative Balanced Portfolio      1.19%
                Conservative Growth Portfolio..      1.31%
                Flexible Income Portfolio......      1.20%
                Strategic Growth Portfolio.....      1.40%
                -----------------------------------------------

The above investment portfolio expenses were provided by the WM Variable Trust.
      We have not independently verified the accuracy of the information.

                       VAN KAMPEN LIFE INVESTMENT TRUST
                                   Class II
                    (as a percentage of average net assets
             for the Trust's fiscal year ended December 31, 2001)

                                                                   TOTAL
                              MANAGEMENT SERVICE (12B-1)  OTHER    ANNUAL
             PORTFOLIO           FEE           FEE       EXPENSES EXPENSES
      --------------------------------------------------------------------

      Van Kampen LIT Comstock    0.60%        0.25%        0.21%    1.06%
      --------------------------------------------------------------------

 The above portfolio expenses were provided by the Van Kampen Life Investment
  Trust. We have not independently verified the accuracy of the information.

                                   EXAMPLES

You will pay the following expenses on a $1,000 investment, assuming a 5% annual return on assets, Investment Portfolio Expenses after any waiver, reimbursement or recoupment (assuming the waiver, reimbursement or recoupment will continue for the period shown), if applicable, and

    (a) If the contract is surrendered at the end of the stated time period and no optional features are elected.


    (b) If the contract is surrendered at the end of the stated time period and you elect the optional Enhanced Death Benefit at the maximum charge offered of 0.15%.


    (c) If the contract is not surrendered or is annuitized and no optional features are elected.


    (d) If the contract is not surrendered or is annuitized and you elect the optional Enhanced Death Benefit at the maximum charge offered of 0.15%.


                                                 TIME PERIODS
       ------------------------------------------------------------------
       ANCHOR SERIES TRUST             1 YEAR  3 YEARS  5 YEARS  10 YEARS
       ------------------------------------------------------------------
       Capital Appreciation Portfolio (a) $ 97 (a) $132 (a) $141 (a) $299
                                      (b) $ 98 (b) $137 (b) $148 (b) $313
                                      (c) $ 27 (c) $ 82 (c) $141 (c) $299
                                      (d) $ 28 (d) $ 87 (d) $148 (d) $313
       ------------------------------------------------------------------

        ----------------------------------------------------------------
        SUNAMERICA SERIES TRUST       1 YEAR  3 YEARS  5 YEARS  10 YEARS
        ----------------------------------------------------------------
        Alliance Growth Portfolio    (a) $ 96 (a) $129 (a) $135 (a) $287
                                     (b) $ 97 (b) $133 (b) $142 (b) $302
                                     (c) $ 26 (c) $ 79 (c) $135 (c) $287
                                     (d) $ 27 (d) $ 83 (d) $142 (d) $302
        Global Equities Portfolio    (a) $ 98 (a) $136 (a) $146 (a) $309
                                     (b) $ 99 (b) $140 (b) $154 (b) $324
                                     (c) $ 28 (c) $ 86 (c) $146 (c) $309
                                     (d) $ 29 (d) $ 90 (d) $154 (d) $324
        MFS Mid-Cap Growth Portfolio (a) $ 97 (a) $134 (a) $143 (a) $304
                                     (b) $ 99 (b) $138 (b) $151 (b) $318
                                     (c) $ 27 (c) $ 84 (c) $143 (c) $304
                                     (d) $ 29 (d) $ 88 (d) $151 (d) $318
        Technology Portfolio         (a) $104 (a) $152 (a) $173 (a) $362
                                     (b) $105 (b) $157 (b) $180 (b) $375
                                     (c) $ 34 (c) $102 (c) $173 (c) $362
                                     (d) $ 35 (d) $107 (d) $180 (d) $375
        ----------------------------------------------------------------

      -------------------------------------------------------------------
      WM VARIABLE TRUST                1 YEAR  3 YEARS  5 YEARS  10 YEARS
      -------------------------------------------------------------------
      Balanced Portfolio              (a) $ 99 (a) $139 (a) $152 (a) $321
                                      (b) $101 (b) $144 (b) $159 (b) $335
                                      (c) $ 29 (c) $ 89 (c) $152 (c) $321
                                      (d) $ 31 (d) $ 94 (d) $159 (d) $335
      Conservative Balanced Portfolio (a) $ 98 (a) $137 (a) $149 (a) $314
                                      (b) $100 (b) $142 (b) $156 (b) $328
                                      (c) $ 28 (c) $ 87 (c) $149 (c) $314
                                      (d) $ 30 (d) $ 92 (d) $156 (d) $328
      Conservative Growth Portfolio   (a) $100 (a) $141 (a) $155 (a) $326
                                      (b) $101 (b) $145 (b) $162 (b) $340
                                      (c) $ 30 (c) $ 91 (c) $155 (c) $326
                                      (d) $ 31 (d) $ 95 (d) $162 (d) $340
      Equity Income Fund              (a) $ 96 (a) $130 (a) $136 (a) $290
                                      (b) $ 97 (b) $134 (b) $144 (b) $305
                                      (c) $ 26 (c) $ 80 (c) $136 (c) $290
                                      (d) $ 27 (d) $ 84 (d) $144 (d) $305
      Flexible Income Portfolio       (a) $ 99 (a) $138 (a) $149 (a) $315
                                      (b) $100 (b) $142 (b) $156 (b) $329
                                      (c) $ 29 (c) $ 88 (c) $149 (c) $315
                                      (d) $ 30 (d) $ 92 (d) $156 (d) $329
      Growth Fund                     (a) $ 98 (a) $137 (a) $149 (a) $314
                                      (b) $100 (b) $142 (b) $156 (b) $328
                                      (c) $ 28 (c) $ 87 (c) $149 (c) $314
                                      (d) $ 30 (d) $ 92 (d) $156 (d) $328
      Growth & Income Fund            (a) $ 97 (a) $132 (a) $141 (a) $299
                                      (b) $ 98 (b) $137 (b) $148 (b) $313
                                      (c) $ 27 (c) $ 82 (c) $141 (c) $299
                                      (d) $ 28 (d) $ 87 (d) $148 (d) $313
      Income Fund                     (a) $ 95 (a) $126 (a) $129 (a) $276
                                      (b) $ 96 (b) $130 (b) $137 (b) $291
      -------------------------------------------------------------------

      -------------------------------------------------------------------
      WM VARIABLE TRUST                1 YEAR  3 YEARS  5 YEARS  10 YEARS
      -------------------------------------------------------------------
                                      (c) $ 25 (c) $ 76 (c) $129 (c) $276
                                      (d) $ 26 (d) $ 80 (d) $137 (d) $291
      International Growth Fund       (a) $101 (a) $143 (a) $159 (a) $334
                                      (b) $102 (b) $148 (b) $166 (b) $348
                                      (c) $ 31 (c) $ 93 (c) $159 (c) $334
                                      (d) $ 32 (d) $ 98 (d) $166 (d) $348
      Mid Cap Stock Fund              (a) $ 97 (a) $134 (a) $143 (a) $303
                                      (b) $ 99 (b) $138 (b) $150 (b) $317
                                      (c) $ 27 (c) $ 84 (c) $143 (c) $303
                                      (d) $ 29 (d) $ 88 (d) $150 (d) $317
      Money Market Fund               (a) $ 95 (a) $128 (a) $133 (a) $283
                                      (b) $ 97 (b) $132 (b) $140 (b) $298
                                      (c) $ 25 (c) $ 78 (c) $133 (c) $283
                                      (d) $ 27 (d) $ 82 (d) $140 (d) $298
      Short Term Income Fund          (a) $ 95 (a) $127 (a) $132 (a) $281
                                      (b) $ 97 (b) $132 (b) $139 (b) $296
                                      (c) $ 25 (c) $ 77 (c) $132 (c) $281
                                      (d) $ 27 (d) $ 82 (d) $139 (d) $296
      Small Cap Stock Fund            (a) $ 99 (a) $138 (a) $149 (a) $315
                                      (b) $100 (b) $142 (b) $156 (b) $329
                                      (c) $ 29 (c) $ 88 (c) $149 (c) $315
                                      (d) $ 30 (d) $ 92 (d) $156 (d) $329
      Strategic Growth Portfolio      (a) $101 (a) $143 (a) $159 (a) $334
                                      (b) $102 (b) $148 (b) $166 (b) $348
                                      (c) $ 31 (c) $ 93 (c) $159 (c) $334
                                      (d) $ 32 (d) $ 98 (d) $166 (d) $348
      U.S. Government Securities Fund (a) $ 95 (a) $126 (a) $130 (a) $277
                                      (b) $ 96 (b) $130 (b) $137 (b) $292
                                      (c) $ 25 (c) $ 76 (c) $130 (c) $277
                                      (d) $ 26 (d) $ 80 (d) $137 (d) $292
      West Coast Equity Fund          (a) $ 96 (a) $130 (a) $137 (a) $291
                                      (b) $ 98 (b) $135 (b) $144 (b) $306
                                      (c) $ 26 (c) $ 80 (c) $137 (c) $291
                                      (d) $ 28 (d) $ 85 (d) $144 (d) $306
      -------------------------------------------------------------------



     ---------------------------------------------------------------------
     VAN KAMPEN LIFE INVESTMENT
     TRUST                              1 YEAR  3 YEARS  5 YEARS  10 YEARS
     ---------------------------------------------------------------------
     Van Kampen LIT Comstock Portfolio (a) $ 97 (a) $133 (a) $142 (a) $302
                                       (b) $ 99 (b) $138 (b) $150 (b) $316
                                       (c) $ 27 (c) $ 83 (c) $142 (c) $302
                                       (d) $ 29 (d) $ 88 (d) $150 (d) $316
     ---------------------------------------------------------------------

                    Explanation of Fee Tables and Examples

1. The purpose of the Fee Tables is to show you the various expenses you will incur directly and indirectly by investing in the contract. The example reflects owner transaction expenses, separate account expenses including optional benefit fees in some examples and variable portfolio expenses. We converted the contract administration charge to a percentage (0.08%) using an assumed contract size of $40,000. The actual impact of the administration charge may differ from this percentage and may be waived for contract values over $50,000. Additional information on the portfolio company fees can be found in the Trust prospectuses located behind this prospectus.

2. The Examples assume that no transfer fees were imposed.

3. For the Conservative Balanced Portfolio, WM Advisors has agreed to waive management fees and reimburse expenses to the extent necessary to limit total annual expenses to 0.55% for the fiscal year ending December 31, 2002.
4. These examples should not be considered a representation of past or future expenses. Actual expenses may be greater or less than those shown.

       AS OF THE DATE OF THIS PROSPECTUS, SALES OF THIS VARIABLE ANNUITY
               HAVE NOT BEGUN. THEREFORE, NO CONDENSED FINANCIAL
                   INFORMATION IS SHOWN IN THIS PROSPECTUS.

THE WM DIVERSIFIED STRATEGIES/III/ VARIABLE ANNUITY
--------------------------------------------------------------------------------

An annuity is a contract between you and an insurance company. You are the owner of the contract. The contract provides three main benefits:

   . Tax Deferral: You do not pay taxes on your earnings from the annuity until you withdraw them.

   . Death Benefit: If you die during the Accumulation Phase, the insurance company pays a death benefit to your Beneficiary.

   . Guaranteed Income: If elected, you receive a stream of income for your lifetime, or another available period you select.


Tax-qualified retirement plans (e.g., IRAs, 401(k) or 403(b) plans) defer payment of taxes on earnings until withdrawn. If you are considering funding a tax-qualified retirement plan with an annuity, you should know that an annuity does not provide any additional tax deferral treatment of earnings beyond the treatment provided by the tax-qualified retirement plan itself. However, annuities do provide other features and benefits which may be valuable to you. You should fully discuss this decision with your investment representative.


This annuity was developed to help you contribute to your retirement savings. This annuity works in two stages, the Accumulation Phase and the Income Phase. Your contract is in the Accumulation Phase during the period when you make payments into the contract. The Income Phase begins when you request Us to start making payments to you out of the money accumulated in your contract.

The Contract is called a "variable" annuity because it allows you to invest in variable investment portfolios which We call Variable Portfolios. The Variable Portfolios have specific investment objectives and their performance varies. You can gain or lose money if you invest in these Variable Portfolios. The amount of money you accumulate in your contract depends on the performance of the Variable Portfolio(s) in which you invest.

The Contract also offers one and three year fixed account options in addition to fixed accounts available through the Dollar Cost Averaging Program. Fixed account options earn interest at a rate set and guaranteed by First SunAmerica. If you allocate money to the fixed account options, the amount of money that accumulates in your Contract depends on the total interest credited to the particular account option(s) in which you are invested.

For more information on the Variable Portfolios and fixed account options available under this contract, see INVESTMENT OPTIONS page 15.

This annuity is designed for investors whose personal circumstances allow for a long-term investment time horizon, to assist in contributing to retirement savings. As a function of the Internal Revenue Code ("IRC"), you may be assessed a 10% federal tax penalty on any withdrawal made prior to your reaching age 59 1/2. Additionally, this contract provides that you will be charged a withdrawal charge on each Purchase Payment withdrawn if that Purchase Payment has not been invested in this contract for at least 3 years. Because of the potential penalty, you should fully discuss all of the benefits and risks of this contract with your investment representative prior to purchase.

First SunAmerica issues the WM Diversified Strategies/III/ Variable Annuity. When you purchase a WM Diversified Strategies/III/ Variable Annuity, a contract exists between you and First SunAmerica. The Company is a stock life insurance company organized under the laws of the state of New York. Its principal place of business is 733 Third Avenue, New York, New York 10017. The Company conducts life insurance and annuity business in the state of New York. First SunAmerica is an indirect, wholly owned subsidiary of American International Group, Inc., a Delaware corporation.

PURCHASING A WM DIVERSIFIED STRATEGIES/III/
VARIABLE ANNUITY
--------------------------------------------------------------------------------

An initial Purchase Payment is the money you give Us to buy a contract. Any additional money you give Us to invest in the contract after purchase is a subsequent Purchase Payment.

This chart shows the minimum initial and subsequent Purchase Payments permitted under your contract. These amounts depend upon whether a contract is Qualified or Non-qualified for tax purposes.

                                        Minimum        Minimum Subsequent
                   Minimum Initial     Subsequent      Purchase Payment--
                   Purchase Payment Purchase Payment Automatic Payment Plan
                   ---------------- ---------------- ----------------------
     Qualified         $ 2,000            $250                $100
     Non-qualified     $10,000            $500                $100

We require company approval prior to accepting Purchase Payments greater than $1,000,000. For contracts owned by a non-natural owner, We require prior Company approval to accept Purchase Payments greater than $250,000. Subsequent Purchase Payments that would cause total Purchase Payments in all contracts issued by First SunAmerica or its affiliates to the same owner to exceed these limits are also subject to company pre-approval. We reserve the right to change the amount at which pre-approval is required, at any time. Also, the optional automatic payment plan allows you to make subsequent Purchase Payments of as little as $100.00.

In general, We will not issue a Qualified contract to anyone who is age 70 1/2 or older, unless they certify to Us that the minimum distribution required by the federal tax code is being made. In addition, We may not issue a contract to anyone age 85 or older (unless state law requires otherwise). The enhanced optional death benefit is not available to you if you are age 81 or older at the time of contract issue.

We allow spouses to jointly own this contract. However, the age of the older spouse is used to determine the availability of any age driven benefits. The addition of a joint owner after the contract has been issued is contingent upon prior review and approval by the Company.

Allocation of Purchase Payments

We invest your Purchase Payments in the fixed accounts and/or Variable Portfolio(s) according to your instructions. If We receive a Purchase Payment without allocation instructions, We will invest the money according to the last future payment allocation instructions provided by you. Purchase Payments are applied to your contract based upon the value of the variable investment option next determined after receipt of your money. See INVESTMENT OPTIONS page 15.

In order to issue your contract, We must receive your completed application, and/or Purchase Payment allocation instructions and any other required paper work at Our Annuity Service Center. We allocate your initial Purchase Payment within two days of receiving it. If We do not have complete information necessary to issue your contract, We will contact you. If We do not have the information necessary to issue your contract within 5 business days We will:

   . Send your money back to you; or

   . Ask your permission to keep your money until We get the information necessary to issue the contract.

Accumulation Units

The value of the variable portion of your contract will go up or down depending upon the investment performance of the Variable Portfolio(s) you select. In order to keep track of the value of your contract, We use a unit of measure called an Accumulation Unit which works like a share of a mutual fund. During the Income Phase, We call them Annuity Units.

An Accumulation Unit value is determined each day that the New York Stock Exchange ("NYSE") is open. We base the number of Accumulation Units you receive on the unit value of the Variable Portfolio as of the day We receive your money if We receive it before 1:00 p.m. Pacific Time ("PT") and on the next business day's unit value if We receive your money after 1:00 p.m. PT. We calculate an Accumulation Unit for each Variable Portfolio after the NYSE closes each day. We do this by:

    1. determining the total value of money invested in a particular Variable Portfolio;

    2. subtracting from that amount any asset-based charges and any other charges such as taxes We have deducted; and

    3. dividing this amount by the number of outstanding Accumulation Units.

   Example:

   We receive a $25,000 Purchase Payment from you on Wednesday. You allocate the money to the Alliance Growth Portfolio. We determine that the value of an Accumulation Unit for the Alliance Growth Portfolio is $11.10 when the NYSE closes on Wednesday. We then divide $25,000 by $11.10 and credit your contract on Wednesday night with 2,252.2523 Accumulation Units for the Alliance Growth Portfolio.

Performance of the Variable Portfolios and expenses under your contract affect Accumulation Unit values. These factors cause the value of your contract to go up and down.

Free Look

You may cancel your non-replacement contract within ten days after receiving it (or longer if required by state law). We call this a "free look." Replacement contracts are allowed a 60-day free look period. To cancel, you must mail the contract along with your free look request to Our Annuity Service Center at P.O. Box 54299, Los Angeles, California 90054-0299. If you decide to cancel your contract during the free look period, We will refund to you the value of your contract on the day We receive your request. The amount refunded to you may be more or less than your original investment.

All contracts issued as an IRA require the full return of Purchase Payments upon a free look. With respect to those contracts, We reserve the right to put your money in the Money Market investment option during the free look period and will allocate your money according to your instructions at the end of the applicable free look period. Currently, We do not put your money in the Money Market investment option during the free look period unless you allocate your money to it. If your contract was issued as an IRA and you cancel your contract during the free look period, We return the greater of (1) your Purchase Payments; or (2) the value of your contract.

Exchange Offers

From time to time, We may offer to allow you to exchange an older variable annuity issued by First SunAmerica or one of its affiliates, for a newer product with more current features and benefits, also issued by First SunAmerica or one of its affiliates. Such an Exchange Offer will be made in accordance with applicable state and federal securities and insurance rules and regulations. We will explain the specific terms and conditions of any such Exchange Offer at the time the offer is made.

INVESTMENT OPTIONS
--------------------------------------------------------------------------------

The contract offers variable investment options which We call Variable Portfolios, and fixed investment options. We designed the contract to meet your varying investment needs over time. You can achieve this by using the Variable Portfolios alone or in concert with the fixed investment options. A mixture of your investment in the Variable Portfolios and fixed account options may lower the risk associated with investing only in a variable investment option.

Variable Portfolios

The contract currently offers 22 Variable Portfolios. These Variable Portfolios invest in shares of the Anchor Series Trust, SunAmerica Series Trust, Van Kampen Life Investment Trust and the WM Variable Trust (the "Trusts"). Additional Variable Portfolios may be available in the future. The Variable Portfolios are only available through the purchase of certain insurance contracts.

SunAmerica Asset Management Corp., an indirect wholly owned subsidiary of AIG, is the investment adviser to the AST and SAST Trusts. Van Kampen Asset Management Inc. is the advisor to the VKT. WM Advisors is the adviser to the WMVT. The Trusts serve as the underlying investment vehicles for other variable annuity contracts issued by First SunAmerica, and other affiliated/unaffilated insurance companies. Neither First SunAmerica nor the Trusts believe that offering shares of the Trusts in this manner disadvantages you. The advisers monitor the Trusts for potential conflicts.

Anchor Series Trust

Wellington Management Company, LLP serves as subadviser to the AST Portfolio. AST has Variable Portfolios in addition to those listed below which are not available for investment under the contract.

SunAmerica Series Trust

Various subadvisers provide investment advice for the SAST Portfolios. SAST has Variable Portfolios in addition to those listed below which are not available for investment under the contract.

Van Kampen Life Investment Trust

Van Kampen Asset Management Inc. provides investment advice for the VKT portfolios. VKT has investments portfolios in addition to the one listed here which are not available for investment under the contract.

WM Variable Trust

WM Advisors, Inc. serves as adviser for the WMVT Funds and also hires subadvisers to manage the day-to-day operations of certain investment options.

The 22 Variable Portfolios along with their respective subadvisers are listed below:


Strategic Asset Management Portfolios
Strategic Growth                         WM Advisors, Inc.                    WMVT
Conservative Growth                      WM Advisors, Inc.                    WMVT
Balanced                                 WM Advisors, Inc.                    WMVT
Conservative Balanced                    WM Advisors, Inc.                    WMVT
Flexible Income                          WM Advisors, Inc.                    WMVT

Equity Funds and Portfolios
Technology                               Van Kampen                           SAST
International Growth                     Capital Guardian Trust Company       WMVT
Global Equities                          Alliance Capital Mgmt. L.P.          SAST
Small Cap Stock                          WM Advisors, Inc.                    WMVT
Mid Cap Stock                            WM Advisors, Inc.                    WMVT
MFS Mid Cap Growth                       Massachusetts Financial Services Co. SAST
Capital Appreciation                     Wellington Mgmt. Co. LLP             AST
Growth                                   Columbia Management Company,         WMVT
                                         Janus Capital Corporation, and
                                         OppenheimerFunds, Inc.
Alliance Growth                          Alliance Capital Mgmt, L.P.          SAST
West Coast Equity                        WM Advisors, Inc.                    WMVT
Van Kampen LIT Comstock, Class II Shares Van Kampen Asset Management, Inc.    VKT
Growth & Income                          WM Advisors, Inc.                    WMVT
Equity Income                            WM Advisors, Inc.                    WMVT

Fixed-Income Funds
Income                                   WM Advisors, Inc.                    WMVT
U.S. Government Securities               WM Advisors, Inc.                    WMVT
Short Term Income                        WM Advisors, Inc.                    WMVT
Money Market                             WM Advisors, Inc.                    WMVT


You should read the prospectuses for the Trusts attached hereto carefully. These prospectuses contain detailed information about the portfolios, including each Variable Portfolio's investment objective and risk factors.

Fixed Investment Options


The contract also offers four fixed investment options. First SunAmerica will guarantee the interest rate earned on money you allocate to any of these fixed investment options. We currently offer fixed investment options for periods of one and three years, which We call guarantee periods. The 6-month DCA fixed account and/or the 1-year DCA fixed account (the "DCA fixed accounts") are available only in conjunction with the Dollar Cost Averaging Program. Please see DOLLAR COST AVERAGING on page 19 for additional information about, including limitations on, the availability and operation of the DCA fixed accounts. The DCA fixed accounts are only available for new Purchase Payments.


All of these fixed account options pay interest at rates set and guaranteed by First SunAmerica. Interest rates may differ from time to time and are set at Our sole discretion. We will never credit less than a 3% annual effective rate to any of the fixed account options. The interest rate offered for new Purchase Payments may differ from that offered for subsequent Purchase Payments and money already in the fixed account options. In addition, different guarantee periods offer different interest rates. Rates for specified payments are declared at the beginning of the guarantee period and do not change during the specified period.

There are three scenarios in which you may put money into the fixed account options. In each scenario your money may be credited a different rate of interest as follows:

    . Initial Rate: Rate credited to new Purchase Payments allocated to the fixed account when you purchase your contract.

    . Current Rate: Rate credited to subsequent Purchase Payments allocated to the fixed account.

    . Renewal Rate: Rate credited to money remaining in a fixed account after expiration of a guarantee period and money transferred from a fixed account or one of the Variable Portfolios into a fixed account.

Each of these rates may differ from one another. Once declared, the applicable rate is guaranteed until the corresponding guarantee period expires.

When a guarantee fixed period ends, you may leave your money in the same guarantee period. You may also reallocate money to another fixed investment option (other than the DCA fixed accounts) or to any of the Variable Portfolio(s). If you want to reallocate your money, you must contact Us within 30 days after the end of the current guarantee period and instruct Us how to reallocate your money. If We do not hear from you, We will keep your money in the same guarantee period where it will earn the renewal interest rate applicable at that time.


The DCA fixed accounts also credit a fixed rate of interest. Interest is credited to amounts allocated to the 6-month or 1-year DCA fixed account while your investment is systematically transferred to the Variable Portfolio(s). The rates applicable to the DCA fixed accounts may differ from each other and/or the other fixed account options but will never be less than an rate of 3%. See DOLLAR COST AVERAGING on page 19 for more information.


Market Value Adjustment

Note: A Market Value Adjustment applies to the 3-year fixed investment option only.

If you take money out of the 3-year fixed investment option before the end of the guarantee period, We make an adjustment to your contract. We refer to the adjustment as a market value adjustment (the "MVA"). The MVA reflects any difference in the interest rate environment between the time you place your money in the fixed investment option and the time when you withdraw or transfer that money. This adjustment can increase or decrease your contract value. You have 30 days after the end of each guarantee period to reallocate your funds without incurring any MVA.

We calculate the MVA by doing a comparison between current rates and the rate being credited to you in the fixed investment option. For the current rate We use a rate being offered by Us for a guarantee period that is equal to the time remaining in the guarantee period from which you seek withdrawal or transfer. If We are not currently offering a guarantee period for that period of time, We determine an applicable rate by using a formula to arrive at a number between the interest rates currently for the two closest periods available.

Generally, if interest rates drop between the time you put your money into the fixed investment options and the time you take it out, We credit a positive adjustment to your contract. Conversely, if interest rates increase during the same period, We post a negative adjustment to your contract.

Where the MVA is negative, We first deduct the adjustment from any money remaining in the fixed investment option. If there is not enough money in the fixed investment option to meet the negative deduction, We deduct the remainder from your withdrawal or transfer amount. Where the MVA is positive, We add the adjustment to your withdrawal amount or transfer amount. For withdrawals under the systematic withdrawal program that result in a negative market value adjustment, the MVA amount will be deducted from your withdrawal.

The 1-year fixed investment option and the DCA fixed accounts do not impose an MVA. These fixed investment options are not registered under the Securities Act of 1933 and are not subject to the provisions of the Investment Company Act of 1940.

First SunAmerica does not assess an MVA against withdrawals under the following circumstances:

    . If a withdrawal is made within 30 days after the end of a guarantee period;

    .  If a withdrawal is made to pay contract fees and charges;

    .  To pay a death benefit; and

    .  Upon annuitization, if occurring on the latest Annuity Date.

Please see Appendix A for more information on how We calculate the MVA.

Transfers During the Accumulation Phase

During the Accumulation Phase, you may transfer funds between the Variable Portfolio(s) and the fixed investment options. Funds already in your contract cannot be transferred into the DCA fixed accounts.

You must transfer at least $100. If less than $100 will remain in any Variable Portfolio after a transfer, that amount must be transferred as well.

You may request transfers of your account value between the Variable Portfolios and/or the fixed account options in writing or by telephone subject to our rules. Additionally, you may access your account and request transfers between Variable Portfolios and/or the fixed account options through SunAmerica's website (http://www.sunamerica.com). We currently allow 15 free transfers per contract year. We charge $25 for each additional transfer in any contract year. Transfers resulting from your participation in the DCA program count against your 15 free transfers per contract year. However, transfers resulting from your participation in the Automatic Asset Rebalancing Program do not count against your 15 free transfers.

We accept transfer requests over the telephone or the internet unless you instruct us otherwise. When receiving instructions over the telephone or the internet, We follow appropriate procedures to provide reasonable assurance that the transactions executed are genuine. Thus, We are not responsible for any claim, loss or expense from any error resulting from instructions received over the telephone. If We fail to follow our procedures, We may be liable for any losses due to unauthorized or fraudulent instructions.


Any transfer request in excess of 15 transfers per contract year must be submitted in writing by U.S. mail. Transfer requests sent by same day mail, overnight mail or courier services will not be accepted. We will process any transfer request as of the day We receive it, if received before close of the New York Stock Exchange ("NYSE"), generally at 1:00 p.m. Pacific Time ("PT"). If the transfer request is received after the close of the NYSE, the request will be processed on the next business day.



Transfer requests required to be submitted by U.S. mail can only be cancelled in writing by U.S. mail. We will process a cancellation request only if it is received prior to or simultaneously with the original transfer request.


This product is not designed for professional "market timing" organizations or other organizations or individuals engaged in trading strategies that seek to benefit from short term price fluctuations or price irregularities by making programming transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio in which the Variable Portfolios invest. These marketing timing strategies are disruptive to the underlying portfolios in which the Variable Portfolios invest and thereby potentially harmful to investors. If We determine, in our sole discretion, that your transfer patterns among the Variable Portfolios reflects a market timing strategy, We reserve the right to take action to protect the other investors. Such action may include but would not be limited to restricting the mechanisms you can use to request transfers among the Variable Portfolios or imposing penalty fees on such trading activity and/or otherwise restricting transfer options in accordance with state and federal rules and regulations.

Regardless of the number of transfers you have made, We will monitor and may terminate your transfer privileges after We notify you of the restriction, if We determine that you are engaging in a pattern of transfers that reflects a market timing strategy or is potentially harmful to other policy owners. Some of the factors We will consider include:

   .   the dollar amount of the transfer;
   .   the total assets of the Variable Portfolio involved in the transfer;
   .   the number of transfers completed in the current calendar quarter; or
   . whether the transfer is part of a pattern of transfers to take advantage of short-term market fluctuations or market inefficiencies.


For information regarding transfers during the Income Phase, see INCOME OPTIONS on page 28.


We reserve the right to modify, suspend or terminate these transfer privileges at any time.

Dollar Cost Averaging Program

The Dollar Cost Averaging ("DCA") program allows you to invest gradually in the Variable Portfolios. There is no fee to participate in this program. Under the program you systematically transfer a set dollar amount or percentage from one Variable Portfolio or the 1-year fixed account option (source accounts) to any other Variable Portfolio. You may also systematically transfer the interest earned in the 1-year fixed account to any of the Variable Portfolios. Transfers will be monthly and count against your 15 free transfers per contract year. The minimum transfer amount under the DCA program is $100, regardless of the source account. Fixed account options are not available as target accounts for the DCA program.


We also offer the 6-month and a 1-year DCA fixed accounts exclusively to facilitate this program. The DCA fixed accounts only accept new Purchase Payments. You cannot transfer money already in your contract into these options. If you allocate a Purchase Payment into a DCA fixed account, We transfer all your money allocated to that account into the Variable Portfolio(s) over the selected 6-month or 1-year period. You cannot change the option once selected.


We determine the amount of the transfers from the 6-month and 1-year DCA fixed accounts based on the total amount of money allocated to the account. For example, if you allocate $1,000 to the 1-year DCA fixed account, We completely transfer all of your money to the selected investment options over a period of ten months, so that each payment complies with the $100 per transfer minimum.


You may terminate your DCA program at any time. Upon termination of the DCA program, if money remains in the DCA fixed accounts, We transfer the remaining money to the same target account(s) as previously designated, unless We receive different instructions from you. Transfers resulting from a termination of this program do not count towards your 15 free transfers.



The DCA program is designed to lessen the impact of market fluctuations on your investment. However, We cannot ensure that you will make a profit. When you elect the DCA Program, you are continuously investing in securities regardless of fluctuating price levels. You should consider your tolerance for investing through periods of fluctuating price levels.

We reserve the right to modify, suspend or terminate this program at any time.

   Example:

   Assume that you want to gradually move $750 each month from the Money Market Portfolio to the Alliance Growth Portfolio over six months. You set up dollar cost averaging and purchase Accumulation Units at the following values:

                    Month Accumulation Unit Units Purchased
                    ----- ----------------  --------------
                      1        $ 7.50             100
                      2        $ 5.00             150
                      3        $10.00              75
                      4        $ 7.50             100
                      5        $ 5.00             150
                      6        $ 7.50             100

   You paid an average price of only $6.67 per Accumulation Unit over six months, while the average market price actually was $7.08. By investing an equal amount of money each month, you automatically buy more Accumulation Units when the market price is low and fewer Accumulation Units when the market price is high. This example is for illustrative purposes only.

Asset Allocation Rebalancing Program

Earnings in your contract may cause the percentage of your investment in each investment option to differ from your original allocations. The Automatic Asset Rebalancing Program addresses this situation. There is no fee to participate in this program. At your election, We periodically rebalance your investments in the Variable Portfolios to return your allocations to their original percentages. Asset rebalancing typically involves shifting a portion of your money out of an investment option with a higher return into an investment option with a lower return. At your request, rebalancing occurs on a quarterly, semi-annual or annual basis. Transfers made as a result of rebalancing do not count against your 15 free transfers for the contract year. We reserve the right to modify, suspend or terminate this program at any time.

   Example:


   Assume that you want your initial Purchase Payment split between two Variable Portfolios. You want 50% in the WM Income Fund and 50% in the Alliance Growth Portfolio. Over the next calendar quarter, the bond market does very well while the stock market performs poorly. At the end of the calendar quarter, the WM Income Fund now represents 60% of your holdings because it has increased in value and the Alliance Growth Portfolio represents 40% of your holdings. If you had chosen quarterly rebalancing, on the last day of that quarter, We would sell some of your units in the WM Income Fund to bring its holdings back to 50% and use the money to buy more units in the Alliance Growth Portfolio to increase those holdings to 50%.


Principal Advantage Program

The Principal Advantage Program allows you to invest in one or more of the Variable Portfolios without putting your principal at direct risk. The program accomplishes this by allocating your investment strategically between the fixed investment options (other than the DCA fixed accounts) and the Variable Portfolio(s) you select. You decide how much you want to invest and approximately when you want a return of principal. We calculate how much of your Purchase Payment to allocate to the particular fixed investment option to ensure that it grows to an amount equal to your total principal invested under this program. We invest the rest of your principal in the Variable Portfolio(s) of your choice. There is no fee to participate in this program.

   Example:

   Assume that you want to allocate a portion of your initial Purchase Payment of $100,000 to the fixed investment option. You want the amount allocated to the fixed investment option to grow to $100,000 in 3 years. If the 3-year fixed investment option is offering a 3% interest rate, We will allocate $91,514 to the 3-year fixed investment option to ensure that this amount will grow to $100,000 at the end of the 3-year period. The remaining $8,486 may be allocated among the Variable Portfolios, as determined by you, to provide opportunity for greater growth.

We reserve the right to modify, suspend or terminate this program at any time.

Voting Rights

First SunAmerica is the legal owner of shares of the Trusts. However, when a Variable Portfolio solicits proxies in conjunction with a vote of shareholders, We must obtain your instructions on how to vote those shares. We vote all of the shares We own in proportion to your instructions. This includes any shares We own on our own behalf. Should We determine that We are no longer required to comply with these rules, We will vote the shares in Our own right.

Substitution

We may amend your contract due to changes to the Variable Portfolios offered under your contract. For example, We may offer new Variable Portfolios, delete Variable Portfolios, or stop accepting allocations and/or investments in a particular Variable Portfolio. We may move assets and re-direct future premium allocations from one Variable Portfolio to another if We receive investor approval through a proxy vote or SEC approval for a fund substitution. This would occur if a Variable Portfolio is no longer an appropriate investment for the contract, for reasons such as continuing substandard performance, or for changes to the portfolio manager, investment objectives, risks and strategies, or federal or state laws. The new Variable Portfolio offered may have different fees and expenses. You will be notified of any upcoming proxies or substitutions that affect your Variable Portfolio choices.

ACCESS TO YOUR MONEY
--------------------------------------------------------------------------------

You can access money in your contract in two ways:

    .  by making a partial or total withdrawal, and/or;


    . by receiving income payments during the Income Phase. See INCOME OPTIONS on page 28.



Generally, We deduct a withdrawal charge applicable to any partial or total withdrawal and a MVA if a withdrawal comes from the 3-year fixed investment option prior to the end of a guarantee period. If you withdraw your entire contract value, We also deduct any applicable premium taxes and a contract maintenance fee. See EXPENSES on page 25.


We calculate charges due on a total withdrawal on the day after We receive your request and other required paper work. We return your contract value less any applicable fees and charges.

The withdrawal charge percentage is determined by the age of the Purchase Payment remaining in the contract at the time of the withdrawal. For the purpose of calculating the withdrawal charge, any prior Free Withdrawal is not subtracted from the total Purchase Payments still subject to withdrawal charges.

For example, you make an initial Purchase Payment of $100,000. For purposes of this example We will assume a 0% growth rate over the life of the contract, no election of optional benefits and no subsequent Purchase Payments. In contract year 2, you take out your maximum free withdrawal of $10,000. After that free withdrawal your contract value is $90,000. In contract year 3 you request a full surrender of your contract. We will apply the following calculation,

A-(B X C)=D, where:

A = Your contract value at the time of your request for surrender ($90,000) B = The amount of your Purchase Payments still subject to withdrawal charge ($100,000)
C = The withdrawal charge percentage applicable to the age of each Purchase Payment (5%) [B X C=$5,000]
D = Your full surrender value ($85,000)

The minimum partial withdrawal amount is $1,000. We require that the value left in any Variable Portfolio or fixed account be at least $500 after the withdrawal. You must send a written withdrawal request. Unless you provide Us with different instructions, partial withdrawals will be made in equal amounts from each Variable Portfolio and the fixed investment option in which your contract is invested.

We may be required to suspend or postpone the payment of a withdrawal for any period of time when: (1) the NYSE is closed (other than a customary weekend and holiday closings); (2) trading with the NYSE is restricted; (3) an emergency exists such that disposal of or determination of the value of shares of the Portfolios is not reasonably practicable; (4) the SEC, by order, so permits for the protection of contract owners.

Additionally, We reserve the right to defer payments for a fixed withdrawal from a fixed investment option. Such deferrals are limited to no longer than six months.

Free Withdrawal Provision

Your contract provides for a free withdrawal amount each year. A free withdrawal amount is the portion of your account that We allow you to take out each year without being charged a surrender penalty. However, upon a future full surrender of your contract any previous free withdrawals would be subject to a surrender charge, if any is applicable at the time of the full surrender.


Purchase payments, above and beyond the amount of your free withdrawal amount, that are withdrawn prior to the end of the third year will result in your paying a penalty in the form of a surrender charge. The amount of the charge and how it applies are discussed more fully above. See EXPENSES on page 25. You should consider, before purchasing this contract, the effect this charge will have on your investment if you need to withdraw more money than the free withdrawal amount. You should fully discuss this decision with your representative.


To determine your free withdrawal amount and your withdrawal charge, We refer to two special terms. These are penalty free earnings and the total invested amount.

The penalty-free earnings portion of your contract is simply your account value less your total invested amount. The total invested amount is the total of all Purchase Payments you have made into the contract less portions of some prior withdrawals you made. The portions of prior withdrawals that reduce your total invested amount are as follows:

    . Free withdrawals in any year that were in excess of your penalty-free earnings and were based on the part of the total invested amount that was no longer subject to withdrawal charges at the time of the withdrawal, and

    . Any prior withdrawals (including withdrawal charges on those withdrawals) of the total invested amount on which you already paid a surrender penalty.

When you make a withdrawal, We assume that it is taken from penalty-free earnings first, then from the total invested amount on a first-in, first-out basis. This means that you can also access your Purchase Payments which are no longer subject to a withdrawal charge before those Purchase Payments which are still subject to the withdrawal charge.

During the first year after We issue your contract your free withdrawal amount is the greater of (1) your penalty-free earnings; and (2) if you are participating in the Systematic Withdrawal program, a total of 10% of your total invested amount.

After the first contract year, you can take out the greater of the following amounts each year (1) your penalty-free earnings and any portion of your total invested amount no longer subject to withdrawal charge or (2) 10% of the portion of your total invested amount that has been in your contract for at least one year.

Systematic Withdrawal Program

During the Accumulation Phase, you may elect to receive periodic income payments under the systematic withdrawal program. Under the program, you may choose to take monthly, quarterly, semi-annual or annual payments from your contract. Electronic transfer of these funds to your bank account is also available. The minimum amount of each withdrawal is $100. Withdrawals may be taxable and a 10% federal penalty tax may apply if you are under age 59 1/2 . There is no additional charge for participating in this program, although a withdrawal charge and/or MVA may apply.

The program is not available to everyone. Please check with our Annuity Service Center, which can provide the necessary enrollment forms. We reserve the right to modify, suspend or terminate this program at any time.

Minimum Contract Value

Where permitted by state law, We may terminate your contract if both of the following occur: (1) your contract is less than $500 as a result of withdrawals; and (2) you have not made any Purchase Payments during the past three years. We will provide you with sixty days written notice. At the end of the notice period, We will distribute the contract's remaining value to you.

Qualified Contract Owners


Certain Qualified plans restrict and/or prohibit your ability to withdraw money from your contract. See TAXES on page 29 for a more detailed explanation. Additionally, withdrawals made prior to age 59 1/2 may result in a 10% IRS penalty.


DEATH BENEFITS
--------------------------------------------------------------------------------

If you should die during the Accumulation Phase, your Beneficiary will receive a death benefit. The death benefit options are discussed in detail below.


The death benefit is not paid after you begin the Income Phase. If you die during the Income Phase, your Beneficiary will receive any remaining guaranteed income payments in accordance with the income option you choose. See INCOME OPTIONS on page 27.


You select the Beneficiary to receive any amounts payable on death. You may change the Beneficiary at any time, unless you previously made an irrevocable Beneficiary designation. A new Beneficiary designation is not effective until We record the change.

We calculate and pay the death benefit when We receive all required paperwork and satisfactory proof of death. We consider the following satisfactory proof of death: (1) a certified copy of a death certificate; (2) a certified copy of a decree of court of competent jurisdiction as to the finding of death; (3) a written statement by a medical doctor who attended the deceased at the time of death; or (4) any other proof satisfactory to Us. We may also require additional proof before We pay the death benefit.


The death benefit must be paid within 5 years of the date of death. The Beneficiary may, in the alternative, elect to have the death benefit payable in the form of an income payment. If the Beneficiary elects an income option, it must be paid over the Beneficiary's lifetime or for a period not extending beyond the Beneficiary's life expectancy. Income payments must begin within one year of the owner's death. If the Beneficiary is the spouse of the deceased owner, he or she can elect to continue the contract, rather than receive a death benefit. See SPOUSAL CONTINUATION on page 25. If the Beneficiary does not elect a specific form of pay out within 60 days of our receipt of all required paperwork and satisfactory proof of death, We pay a lump sum death benefit to the Beneficiary.

If the Annuitant dies before annuity payments begin, you can name a new Annuitant. If no Annuitant is named within 30 days, you will become the Annuitant. However, if the owner is a non-natural person (for example, a trust), then the death of the Annuitant will be treated as the death of the owner, no new Annuitant may be named and the death benefit will be paid.

This contract provides two death options: the Standard Death Benefit which is automatically included in your contract for no additional fee and an optional enhanced death benefit called "Maximum Anniversary Value". Your death benefit elections must be made at the time of contract application and the election cannot be terminated.

The term "Net Purchase Payment" is used frequently in explaining the death benefit options. Net Purchase Payment is an on-going calculation. It does not represent a contract value.

We define Net Purchase Payments as Purchase Payments less an Adjustment for each withdrawal. If you have not taken any withdrawals from your contract, Net Purchase Payments equals total Purchase Payments into your contract. To calculate the Adjustment amount for the first withdrawal made under the contract, We determine the percentage by which the withdrawal reduced contract value. For example, a $10,000 withdrawal from a $100,000 contract is a 10% reduction in value. This percentage is calculated by dividing the amount of each withdrawal (including fees and charges applicable to the withdrawal) by the contract value immediately before taking that withdrawal. The resulting percentage is then multiplied by the amount of total Purchase Payments and subtracted from the amount of total Purchase Payments on deposit at the time of the withdrawal. The resulting amount is the initial Net Purchase Payment calculation.

To arrive at the Net Purchase Payment calculation for subsequent withdrawals, We determine the percentage by which the contract value is reduced by taking the amount of the withdrawal in relation to the contract value immediately before taking the withdrawal. We then multiply the Net Purchase Payment calculation as determined prior to the withdrawal by this percentage. We subtract that result from the Net Purchase Payment calculation as determined prior to the withdrawal to arrive at all subsequent Net Purchase Payment calculations.

The term "Gross Withdrawals" as used in describing the death benefit option below is defined as withdrawals and the fees and charges applicable to those withdrawals.

STANDARD DEATH BENEFIT

The Standard Death Benefit on your contract, is the greater of:

    1. Net Purchase Payments; or

    2. the contract value on the date We receive all required paperwork and satisfactory proof of death.

OPTIONAL DEATH BENEFIT

For an additional fee, you may elect the Maximum Anniversary Value death benefit which can provide greater protection for your beneficiaries if you die prior to age 90. You must choose this benefit at the time you purchase your contract and you cannot terminate your election at any time. The optional death benefit is not available if you are age 81 or older at the time of contract issue. The fee for this optional death benefit is 0.15% of the average daily ending value of the assets you have allocated to the Variable Portfolios. This fee is no longer deducted upon the owner's 90th birthday.

  The death benefit is the greatest of:

    a. Net Purchase Payments; or
    b. the contract value on the date We receive all required paperwork and satisfactory proof of death; or
    c. the maximum anniversary value on any contract anniversary prior to your 81st birthday. The anniversary value equals the contract value on a contract anniversary increased by any Purchase Payments recorded after that anniversary; and reduced for any withdrawals (and fees and charges applicable to those withdrawals) recorded after the anniversary, in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal.

If you (or your Continuing Spouse) live to be age 90 or older, the death benefit will be contract value.

We reserve the right to modify, suspend or terminate these death benefit features (in their entirety or any component) at any time for prospectively issued contracts.

SPOUSAL CONTINUATION

If you are the original owner of the contract and the Beneficiary is your spouse, your Spouse may elect to continue the contract after your death. The spouse becomes the new owner ("Continuing Spouse"). The contract and its elected features, if any, remain the same. Generally, the Continuing Spouse cannot change any contract provisions as the new owner. The Continuing Spouse is subject to the same fees, charges and expenses applicable to the original owner of the contract. The Continuing Spouse can only elect to continue the contract upon the death of the original owner of the contract.

Upon continuation of the contract, We will contribute to the contract value an amount by which the death benefit that would have been paid to the beneficiary upon the death of the original owner exceeds the contract value ("Continuation Contribution"), if any. We calculate the Continuation Contribution as of the date of the original owner's death. We will add the Continuation Contribution as of the date we receive both the Continuing Spouse's written request to continue the contract and proof of death of the original owner in a form satisfactory to us ("Continuation Date"). The age of the Continuing Spouse on the Continuation Date and on the date of the Continuing Spouse's death will be used in determining any future death benefits under the Contract. The Continuation Contribution is not considered a Purchase Payment for any other calculation except as noted in Appendix B. To the extent the Continuing Spouse invests in the Variable Portfolios or MVA fixed accounts, they will be subject to investment risk as was the original owner.

Generally, the Continuing Spouse cannot change any contract provisions as the new owner. However, on the Continuation Date, the Continuing Spouse may terminate the original owner's election of the Optional Death Benefit and the available death benefit will be the Standard Death Benefit. If the Continuing Spouse is age 81 or older on the Continuation Date, and if a Continuation Contribution is added to the contract value, the only available death benefit will be the Standard Death Benefit. If the Maximum Anniversary Value optional death benefit was selected and the Continuing Spouse lives to age 90 or older, the death benefit will be the contract value. The fee for the optional Maximum Anniversary Value death benefit will no longer be deducted after the Continuing Spouse's 90th birthday.

The determination of any future death benefits under the Contract will generally be made using the age of the Continuing Spouse on the Continuation Date, if any Continuation Contribution has been made, and the date of the Continuing Spouse's death. If no Continuation Contribution has been made to the contract on the Continuation Date, the age of the spouse on the date of the original contract issue will be used to determine any age-driven benefits.

See Appendix B for a discussion of the death benefit calculations after a Spousal Continuation.

EXPENSES
--------------------------------------------------------------------------------

There are charges and expenses associated with your contract. These charges and expenses reduce your investment return. We will not increase the contract maintenance fee or withdrawal charges under your contract. However, the investment charges under your contract may increase or decrease.

Separate Account

The Company deducts a separate account charge in the amount of 1.55%, annually of the value of your contract invested in the Variable Portfolios. We deduct the charge daily. This charge compensates the Company for the mortality and expense risk and the costs of contract distribution assumed by the Company.

Generally, the mortality risks assumed by the Company arise from its contractual obligations to make income payments after the Annuity Date and to provide a death benefit. The expense risk assumed by the Company is that the costs of administering the contracts and the Separate Account will exceed the amount received from the administrative fees and charges assessed under the contract.

If these charges do not cover all of our expenses, We will pay the difference. Likewise, if these charges exceed Our expenses, We will keep the difference. The Separate Account Charge is expected to result in a profit. Profit may be used for any legitimate cost/expense including distribution, depending upon market conditions.

Other Revenue

We may receive compensation of up to 0.40% from the investment advisers of certain of the Underlying Funds for services related to the availability of those Underlying Funds in the Contract.

Withdrawal Charges


During the Accumulation Phase you may make withdrawals from your contract. However, a withdrawal charge may apply. We apply a withdrawal charge upon an early withdrawal against each Purchase Payment you put into the contract. The withdrawal charge equals a percentage of the Purchase Payment you take out of the contract. The contract does provide a free withdrawal amount every year. See ACCESS TO YOUR MONEY on page 21. The withdrawal charge percentage declines each year a Purchase Payment is in the contract, as follows:


                             Year        1   2   3   4+
                       ----------------- --  --  --  --
                       Withdrawal Charge 7%  6%  5%  0%

After a Purchase Payment has been in the contract for three complete years, the withdrawal charge no longer applies to that Purchase Payment. When calculating the withdrawal charge, We treat withdrawals as coming first from the Purchase Payments that have been in your contract the longest. However, for tax purposes, your withdrawals are considered earnings first, then Purchase Payments.


Whenever possible, We deduct the withdrawal charge from the money remaining in your contract from each of your investment options on a pro-rata basis. If you withdraw all of your contract value, We deduct any applicable withdrawal charges from the amount withdrawn. We will not assess a withdrawal charge for money withdrawn to pay a death benefit or to pay contract fees or charges. We do not currently assess a withdrawal charge upon election to receive income payments from your contract. Withdrawals made prior to age 59 1/2 may result in tax penalties. See TAXES on page 29.


Investment Charges

Investment Management Fees

Charges are deducted from the assets of the investment portfolios underlying the Variable Portfolio(s) for the advisory and other expenses of the portfolios. See FEE TABLES on page 7.

Service Fees

Shares of each Trust are subject to fees imposed under a servicing plan adopted by that Trust pursuant to Rule 12b-1 of the Investment Company Act of 1940. This service fee is shown in the Fee Tables and is also known as a 12b-1 fee. Generally, this fee may be paid to financial intermediaries for services provided over the life of the contract. See FEE TABLE on page 7.

For more detailed information on these Investment Charges, refer to the prospectuses for the Anchor Series Trust, SunAmerica Series Trust, Van Kampen Life Investment Trust and/or WM Variable Trust.

Contract Maintenance Fee

During the Accumulation Phase, We subtract a contract maintenance fee from your account once per year. This charge compensates Us for the cost of contract administration. If your contract value is $50,000 or more on your contract anniversary date, We will waive the charge. This waiver is subject to change without notice. We deduct the $30 contract maintenance fee on a pro-rata basis from your account value on your contract anniversary. If you withdraw your entire contract value, We deduct the fee from that withdrawal.

Transfer Fee

We currently allow 15 free transfers per contract year. We charge $25 for each additional transfer in any contract year.

Optional Death Benefit Fee


Please see page 24 for additional information regarding the Maximum Anniversary Value death benefit fee.


Income Taxes

We do not currently deduct income taxes from your contract. We reserve the right to do so in the future.

Reduction or Elimination of Charges and Expenses, and Additional Amounts
Credited

Sometimes sales of the contracts to groups of similarly situated individuals may lower Our administrative and/or sales expenses. We reserve the right to reduce or waive certain charges and expenses when this type of sale occurs. In addition, We may also credit additional interest to policies sold to such groups. We determine which groups are eligible for such treatment. Some of the criteria We evaluate to make a determination are: size of the group; amount of expected Purchase Payments; relationship existing between Us and prospective purchaser; nature of the purchase; length of time a group of contracts is expected to remain active; purpose of the purchase and whether that purpose increases the likelihood that Our expenses will be reduced; and/or any other factors that We believe indicate that administrative and/or sales expenses may be reduced.

First SunAmerica may make such a determination regarding sales to its employees, its affiliates' employees and affiliates' employees of currently contracted broker-dealers; its registered representatives and immediate family members of all of those described.

We reserve the right to change or modify any such determination or the treatment applied to a particular group, at any time.

INCOME OPTIONS
--------------------------------------------------------------------------------

Annuity Date

During the Income Phase, the money in your Contract is used to make regular income payments to you. You may switch to the Income Phase any time after your second contract anniversary. You select the month and year in which you want income payments to begin. The first day of that month is the Annuity Date. You may change your Annuity Date, so long as you do so at least seven days before the income payments are scheduled to begin. Once you begin receiving income payments, you cannot change your Income Option. Except as discussed under Option 5, once you begin receiving income payments, you cannot otherwise access your money through a withdrawal or surrender.

Income payments must begin on or before your 90th birthday or on your tenth contract anniversary, whichever occurs later. If you do not choose an Annuity Date, your income payments will automatically begin on this date (latest Annuity Date).


If the Annuity Date is past your 85th birthday, your contract could lose its status as an annuity under Federal tax laws. This may cause you to incur adverse tax consequences. In addition, certain Qualified contracts require you to take minimum distributions after you reach age 70 1/2. See TAXES on page 29.


Income Options

Currently, this Contract offers five Income Options. Other annuity options may be available. Please check with the Annuity Service Center for details. If you elect to receive income payments but do not select an option, your income payments will be made in accordance with Option 4 for a period of 10 years. For income payments selected for joint lives, We pay according to Option 3.

We base our calculation of income payments on the life of the Annuitant and the annuity factors set forth in your contract. As the contract owner, you may change the Annuitant at any time prior to the Annuity Date. You must notify Us if the Annuitant dies before the Annuity Date and then designate a new Annuitant.

Option 1 - Life Income Annuity

This option provides income payments for the life of the Annuitant. Income payments stop when the Annuitant dies.

Option 2 - Joint and Survivor Life Annuity

This option provides income payments for the life of the Annuitant and for the life of another designated person. Upon the death of either person, We will continue to make income payments during the lifetime of the survivor. Income payments stop whenever the survivor dies.

Option 3 - Joint and Survivor Life Annuity with 10 or 20 Year Period Certain

This option is similar to Option 2 above, with an additional guarantee of payments for at least 10 or 20 years. If the Annuitant and the Survivor die before all of the payments have been made, the remaining payments are made to the Beneficiary under your Contract.

Option 4 - Life Annuity with 10 or 20 Year Period Certain

This option is similar to Option 1 above. In addition, this option provides a guarantee that income payments will be made for at least 10 or 20 years. You select the number of years. If the Annuitant dies before all guaranteed income payments are made, the remaining income payments go to the Beneficiary under your Contract.

Option 5 - Income for a Specified Period

This option provides income payments for a guaranteed period ranging from 5 to 30 years. If the Annuitant dies before all the guaranteed income payments are made, the remaining income payments are made to the Beneficiary under your contract. Additionally, if variable income payments are elected under this option, you (or the Beneficiary under the contract if the Annuitant dies prior to all guaranteed payments being made) may redeem the contract value (in full or in part) after the Annuity Date. The amount available upon such redemption would be the discounted present value of any remaining guaranteed payments. The value of an Annuity Unit, regardless of the option chosen, takes into account the mortality and expense risk charge. Since Option 5 does not contain an element of mortality risk, no benefit is derived from this charge.

We make income payments on a monthly, quarterly, semi-annual or annual basis. You instruct us to send you a check or to have the payments direct deposited into your bank account. If state law allows, we distribute annuities with a contract value of $5,000 or less in a lump sum. Also, if the selected income option results in annuity payments of less than $50 per payment, we may decrease the frequency of the payments, state law allowing.

Allocation of Annuity Payments

You can choose income payments that are fixed, variable or both. If payments are fixed, First SunAmerica guarantees the amounts of each payment. If the payments are variable, the amounts are not guaranteed. They will go up and/or down based upon the performance of the Variable Portfolio(s) in which you invest.

Fixed or Variable Income Payments

Unless otherwise elected, if at the date when income payments begin you are invested in the Variable Portfolio(s) only, your income payments will be variable and your money is only in fixed accounts at that time, your income payments will be fixed in amount. If you are invested in both fixed and variable options at the time you begin the Income Phase, a portion of your income payments will be fixed and a portion will be variable, unless otherwise elected.

Income Payments

Your income payments will vary if you are invested in the Variable Portfolio(s) after the Annuity date depending on four factors:

   . for life options, your age when payments begin,

   . the value of your contract in the Variable Portfolio(s) on the Annuity
     Date,

   . the 3.5% assumed investment rate for variable income payments used in the annuity table for the contract, and;

   . the performance of the Variable Portfolio(s) in which you are invested during the time you receive income payments.

If you are invested in both the fixed account options and the Variable Portfolio(s) after the Annuity Date, the allocation of funds between the fixed accounts and Variable Portfolio(s) also impacts the amount of your annuity payments.

Transfers During the Income Phase

During the Income Phase, one transfer per month is permitted between the Variable Portfolios. No other transfers are allowed during the Income Phase.

Deferment of Payments

We may defer making fixed payments for up to six months, or less if required by law. Interest is credited to you during the deferral period.

Please read the SAI, available upon request, for a more detailed discussion of the income options.

TAXES
--------------------------------------------------------------------------------

Note: We prepared the following information on taxes as a general discussion of the subject. This information addresses general federal taxation matters, and generally does not address state taxation issues or questions. It is not tax advice. We caution you to seek competent tax advice about your own circumstances. We do not guarantee the tax status of your annuity. Tax laws constantly change, therefore, we cannot guarantee that the information contained herein is complete and/or accurate.

Annuity Contracts in General

The Internal Revenue Code ("IRC") provides for special rules regarding the tax treatment of annuity contracts. Generally, taxes on the earnings in your annuity contract are deferred until you take the money out. Qualified retirement investments that satisfy tax and ERISA requirements automatically provide tax deferral regardless of whether the underlying contract is an annuity, a trust, or a custodial account. Different rules apply depending on how you take the money out and whether your contract is Qualified or Non-Qualified.

If you do not purchase your contract under a pension plan, a specially sponsored employer program or an individual retirement account, your contract is referred to as a Non-Qualified contract. A Non-Qualified contract receives different tax treatment than a Qualified contract. In general, your cost basis in a Non-Qualified contract is equal to the Purchase Payments you put into the contract. You have already been taxed on the cost basis in your contract.

If you purchase your contract under a pension plan, a specially sponsored employer program or as an individual retirement account, your contract is referred to as a Qualified contract. Examples of qualified plans are:
Individual Retirement Accounts ("IRAs"), Roth IRAs, Tax-Sheltered Annuities (referred to as 403(b) contracts), plans of self-employed individuals (often referred to as H.R. 10 Plans or Keogh Plans) and pension and profit sharing plans, including 401(k) plans. Typically you have not paid any tax on the Purchase Payments used to buy your contract and therefore, you have no cost basis in your contract. However, you normally will have cost basis in a Roth IRA, and you may have cost basis in a traditional IRA or in another Qualified Contract.

Tax Treatment of Distributions--Non-Qualified Contracts

If you make a partial or total withdrawal from a Non-Qualified contract, the IRC treats such a withdrawal as first coming from the earnings and then as coming from your Purchase Payments. Purchase Payments made prior to August 14, 1982, however, are an important exception to this general rule, and for tax purposes are treated as being distributed before the earnings on those contributions. If you annuitize your contract, a portion of each income payment will be considered, for tax purposes, to be a return of a portion of your Purchase Payment(s). Any portion of each income payment that is considered a return of your Purchase Payment will not be taxed. Withdrawn earnings are treated as income to you and are taxable. The IRC provides for a 10% penalty tax on any earnings that are withdrawn other than in conjunction with the following circumstances: (1) after reaching age 59 1/2; (2) when paid to your Beneficiary after you die; (3) after you become disabled (as defined in the IRC); (4) when paid in a series of substantially equal installments made for your life or for the joint lives of you and your Beneficiary; (5) under an immediate annuity; or (6) which are attributable to Purchase Payments made prior to August 14, 1982.

Tax Treatment of Distributions--Qualified Contracts

Generally, you have not paid any taxes on the Purchase Payments used to buy a Qualified contract. As a result, with certain limited exceptions, any amount of money you take out as a withdrawal or as income payments is taxable income. The IRC further provides for a 10% penalty tax on any taxable withdrawal or income payment paid to you other than in conjunction with the following circumstances:
(1) after reaching age 59 1/2; (2) when paid to your Beneficiary after you die;
(3) after you become disabled (as defined in the IRC); (4) in a series of substantially equal installments, made for your life or for the joint lives of you and your Beneficiary, that begins after separation from service with the employer sponsoring the plan; (5) to the extent such withdrawals do not exceed limitations set by the IRC for deductible amounts paid during the taxable year for medical care; (6) to fund higher education expenses (as defined in IRC; only from an IRA); (7) to fund certain first-time home purchase expenses (only from an IRA); and, except in the case of an IRA; (8) when you separate from service after attaining age 55; (9) when paid for health insurance if you are unemployed and meet certain requirements; and (10) when paid to an alternate payee pursuant to a qualified domestic relations order.

The IRC limits the withdrawal of an employee's voluntary Purchase Payments to a Tax-Sheltered Annuity (TSA). Withdrawals can only be made when an owner: (1) reaches age 59 1/2; (2) severs employment with the employer; (3) dies; (4) becomes disabled (as defined in the IRC); or (5) experiences a hardship (as defined in the IRC). In the case of hardship, the owner can only withdraw Purchase Payments. Additional plan limitations may also apply. Amounts held in a TSA annuity contract as of December 31, 1988 are not subject to these restrictions. Qualifying transfers of amounts from one TSA contract to another TSA contract under section 403(b) or to a custodial account under section 403(b)(7), and qualifying transfers to a state defined benefit plan to purchase service credits, are not considered distributions, and thus are not subject to these withdrawal limitations. If amounts are transferred from a custodial account described in Code section 403(b)(7) to this contract the transferred amount will retain the custodial account withdrawal restrictions.

Withdrawals from other Qualified Contracts are often limited by the IRC and by the employer's plan.

Minimum Distributions

Generally, the IRS requires that you begin taking annual distributions from qualified annuity contracts by April 1 of the calendar year following the later of (1) the calendar year in which you attain age 70 1/2 or (2) the calendar year in which you retire. If you own a traditional (non-Roth) IRA, you must begin taking distributions when you attain age 70 1/2 regardless of when you retire. If you own more than one TSA, you may be permitted to take your annual distributions in any combination from your TSAs. A similar rule applies if you own more than one IRA. However, you cannot satisfy this distribution requirement for your TSA contract by taking a distribution from an IRA, and you cannot satisfy the requirement for your IRA by taking a distribution from a TSA.

You may be subject to a surrender charge on withdrawals taken to meet minimum distribution requirements, if the withdrawals exceed the contract's maximum penalty free amount.

Failure to satisfy the minimum distribution requirements may result in a tax penalty. You should consult your tax advisor for more information.

You may elect to have the required minimum distribution amount on your contract calculated and withdrawn each year under the automatic withdrawal option. You may select either monthly, quarterly, semiannual or annual withdrawals for this purpose. This service is provided as a courtesy and We do not guarantee the accuracy of our calculations. Accordingly, We recommend you consult your tax advisor concerning your required minimum distribution. You may terminate your election for automated minimum distribution at any time by sending a written request to Our Annuity Service Center. We reserve the right to change or discontinue this service at any time.

Tax Treatment of Death Benefits

Any death benefits paid under the contract are taxable to the Beneficiary. The rules governing the taxation of payments from an annuity contract, as discussed above, generally apply whether the death benefits are paid as lump sum or annuity payments. Estate taxes may also apply.

An optional enhanced death benefit may be purchased under your contract. Although these types of benefits are used as investment protection and should not give rise to any adverse tax effects, the IRS could take the position that some or all of the charges for these death benefits should be treated as a partial withdrawal from the contract. In such case, the amount of the partial withdrawal may be includible in taxable income and subject to the 10% penalty if the owner is under 59 1/2.

If you own a Qualified contract and purchase an enhanced death benefit, the IRS may consider these benefits "incidental death benefits." The IRC imposes limits on the amount of the incidental death benefits allowable for Qualified contracts. If the death benefit selected by you are considered to exceed these limits, the benefit could result in taxable income to the owner of the Qualified contract. Furthermore, the IRC provides that the assets of an IRA (including a Roth IRA) may not be invested in life insurance, but may provide, in the case of death during the Accumulation Phase, for a death benefit payment equal to the greater of Purchase Payments or Contract Value. This Contract offers death benefits, which may exceed the greater of Purchase Payments or Contract Value. If the IRS determines that these benefits are providing life insurance, the contract may not qualify as an IRA (including Roth IRAs). You should consult your tax advisor regarding these features and benefits prior to purchasing a contract.

Contracts Owned by a Trust or Corporation

A Trust or Corporation ("Non-Natural Owner") that is considering purchasing this contract should consult a tax advisor. Generally, the IRC does not treat a Non-Qualified contract owned by a non-natural owner as an annuity contract for Federal income tax purposes. The non-natural owner pays tax currently on the contract's value in excess of the owner's cost basis. However, this treatment is not applied to a Contract held by a trust or other entity as an agent for a natural person nor to Contracts held by Qualified Plans. See the SAI for a more detailed discussion of the potential adverse tax consequences associated with non-natural ownership of a non-qualified annuity contract.

Gifts, Pledges and/or Assignments of a Non-Qualified Contract

If you transfer ownership of your Non-Qualified contract to a person other than your spouse (or former spouse incident to divorce) as a gift you will pay federal income tax on the contract's cash value to the extent it exceeds your cost basis. The recipient's cost basis will be increased by the amount on which you will pay federal taxes. Also, the IRC treats any assignment or pledge (or agreement to assign or pledge) of any portion of a Non-Qualified contract as a withdrawal. See the SAI for a more detailed discussion regarding potential tax consequences of gifting, assigning or pledging a non-qualified contract.

Diversification and Investor Control

The IRC imposes certain diversification requirements on the underlying investments for a variable annuity. We believe that the underlying Variable Portfolios' management monitors the Variable Portfolios so as to comply with these requirements. To be treated as a variable annuity for tax purposes, the underlying investments must meet these requirements.

The diversification regulations do not provide guidance as to the circumstances under which you, and not First SunAmerica, would be considered the owner of the shares of the Variable Portfolios under your Nonqualified Contract, because of the degree of control you exercise over the underlying investments. This diversification requirement is sometimes referred to as "investor control." It is unknown to what extent owners are permitted to select investments, to make transfers among Variable Portfolios or the number and type of Variable Portfolios owners may select from. If any guidance is provided which is considered a new position, then the guidance would generally be applied prospectively. However, if such guidance is considered not to be a new position, it may be applied retroactively. This would mean you, as the owner of the Nonqualified Contract, could be treated as the owner of the underlying Variable Portfolios. Due to the uncertainty in this area, We reserve the right to modify the contract in an attempt to maintain favorable tax treatment.

These investor control limitations generally do not apply to Qualified Contracts, which are referred to as "Pension Plan Contracts" for purposes of this rule, although the limitations could be applied to Qualified Contracts in the future.

PERFORMANCE
--------------------------------------------------------------------------------

We advertise the Money Market Fund's yield and effective yield. In addition, the Variable Portfolios advertise total return, gross yield and yield-to-maturity. These figures represent past performance of the Variable Portfolios. These performance numbers do not indicate future results.

When We advertise hypothetical performance for periods prior to the date the Variable Portfolios were first added to the Separate Account, We derive the figures from the performance of the corresponding portfolios for the Trusts, if available. We modify these numbers to reflect charges and expenses as if the contract was in existence during the period stated in the advertisement. Figures calculated in this manner do not represent actual historic performance of a particular Variable Portfolio.

Consult the SAI for more detailed information regarding the calculation of performance data. The performance of each Variable Portfolio may also be measured against unmanaged market indices. The indices we use include but are not limited to the Dow Jones Industrial Average, the Standard & Poor's 500, the Russell 1000 Growth Index, the Morgan Stanley Capital International Europe, Australasia and Far East Index ("EAFE") and the Morgan Stanley Capital International World Index. We may compare the Variable Portfolios' performance to that of other variable annuities with similar objectives and policies as reported by independent ranking agencies such as Morningstar, Inc., Lipper Analytical Services, Inc. or Variable Annuity Research & Data Service ("VARDS").

First SunAmerica may also advertise the rating and other information assigned to it by independent industry ratings organizations. Some of those organizations are A.M. Best Company ("A.M. Best"), Moody's Investor's Service ("Moody's"), Standard & Poor's Insurance Rating Services ("S&P"), and Fitch Ratings ("Fitch's"). A.M. Best's and Moody's ratings reflect their current opinion of Our financial strength and performance in comparison to others in the life and health insurance industry. S&P's and Fitch's ratings measure the ability of an insurance company to meet its obligations under insurance policies it issues. These two ratings do not measure the insurer's ability to meet non-policy obligations. Ratings in general do not relate to the performance of the Variable Portfolios.

OTHER INFORMATION
--------------------------------------------------------------------------------

First SunAmerica

First SunAmerica is a stock life insurance company originally organized under the laws of the state of New York on December 5, 1978.

First SunAmerica and its affiliates, SunAmerica Life Insurance Company, AIG SunAmerica Life Assurance Company (dba Anchor National), SunAmerica Asset Management Corporation, and AIG Advisors Group, Inc. (comprising seven broker-dealers and two investment advisers), specialize in retirement savings and investment products and services. Business focuses include fixed and variable annuities, mutual funds and broker-dealer services.

The Separate Account

First SunAmerica originally established a separate account, FS Variable Separate Account (the "Separate Account"), under New York law on September 9, 1994. The Separate Account is registered with the SEC as a unit investment trust under the Investment Company Act of 1940, as amended.

First SunAmerica owns the assets in the Separate Account. However, the assets in the Separate Account are not chargeable with liabilities arising out of any other business conducted by First SunAmerica. Income gains and losses (realized and unrealized) resulting from assets in the Separate Account are credited to or charged against the Separate Account without regard to other income, gains or losses of First SunAmerica. Assets in the Separate Account are not guaranteed by First SunAmerica.

The General Account

Money allocated to the account options goes into First SunAmerica's general account. The general account consists of all of First SunAmerica's assets other than assets attributable to a separate account. All of the assets in the general account are chargeable with the claims of any First SunAmerica contract holders as well as all of its creditors. The general account funds are invested as permitted under state insurance laws.

Distribution of the Contract

Registered representatives of broker-dealers sell the contract. We pay commissions to these representatives for the sale of the contracts, of up to 4.50% of your Purchase Payments. We may also pay an annual trail commission of up to 1.00%, payable quarterly. We do not deduct commissions paid to registered representatives directly from your Purchase Payments.

From time to time, We may pay or allow additional promotional incentives in the form of cash or other compensation. We reserve the right to offer these additional incentives only to certain broker-dealers that sell or are expected to sell, certain minimum amounts of the contract, or other contracts offered by Us. Promotional incentives may change at any time.


WM Funds Distributor, Inc., 1201 Third Avenue, 22nd Floor, Seattle, Washington 98101 distributes the contracts. WM Funds Distributor is registered as a broker-dealer under the Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc. No underwriting fees are paid in connection with the distribution of the contracts.


Administration

We are responsible for the administrative servicing of your contract. During the Accumulation Phase, you will receive confirmation of transactions within your contract. Transactions made pursuant to contractual or systematic agreements, such as deduction of the annual maintenance fee and dollar cost averaging, may be confirmed quarterly. Purchase Payments received through the Automatic Payment Plan or a salary reduction arrangement, may also be confirmed quarterly. For all other transactions, We send confirmations immediately.

During the Accumulation and Income Phases, you will receive a statement of your transactions over the past quarter and a summary of your account values. Please contact Our Annuity Service Center at 1-877-311-WMVA (9682), if you have any comment, question or service request.

We send out transaction confirmations and quarterly statements. It is your responsibility to review these documents carefully and notify Us of any inaccuracies immediately. We investigate all inquiries. To the extent that We believe We made an error, We retroactively adjust your contract, provided you notify us within 30 days of receiving the transaction confirmations or quarterly statement. Any other adjustments We deem warranted are made as of the time We receive notice of the error.

Legal Proceedings

There are no pending legal proceedings affecting the Separate Account. First SunAmerica and its subsidiaries engage in various kinds of routine litigation. In management's opinion these matters are not of material importance to the Company's total assets, nor are they material with respect to the Separate Account.

Ownership

The WM Diversified Strategies/III/ Variable Annuity is a Flexible Payment Individual Deferred Annuity contract.

Independent Accountants


The audited consolidated financial statements of First SunAmerica Life Insurance Company at December 31, 2001 and 2000, and for the years ended December 31, 2001, 2000 and 1999 are incorporated herein by reference in this prospectus in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting. Financial statements of FS Variable Separate Account (portion relating to the WM Diversified Strategies/III/ Variable Annuity) are not available for these periods as sales have recently begun.


Registration Statement

A registration statement has been filed with the SEC under the Securities Act of 1933 relating to the contract. This prospectus does not contain all the information in the registration statement as permitted by SEC regulations. The omitted information can be obtained from the SEC's principal office in Washington, D.C., upon payment of a prescribed fee.

TABLE OF CONTENTS OF
STATEMENT OF ADDITIONAL INFORMATION

Additional information concerning the operations of the separate account is contained in a Statement of Additional Information ("SAI"), which is available without charge upon written request addressed to Us at Our Annuity Service Center, P.O. Box 54299, Los Angeles, California 90054-0299 or by calling (877) 311-WMVA(9682). The contents of the SAI are tabulated below.

                         Separate Account.........  3.

                         General Account..........  3.

                         Performance Data.........  4.

                         Income Payments..........  9.

                         Annuity Unit Values......  9.

                         Taxes.................... 11.

                         Distribution of Contracts 16.

                         Financial Statements..... 16.

Appendix A - Market Value Adjustment ("MVA")
--------------------------------------------------------------------------------

The MVA reflects the impact that changing interest rates have on the value of money invested at a fixed interest rate. The longer the period of time remaining in the term you initially agreed to leave your money in the fixed account option, the greater the impact of changing interest rates. The impact of the MVA can be either positive or negative, and is computed by multiplying the amount withdrawn, transferred or switched to the Income Phase by the following factor:

                      [ (1+I/ (1+J+0.0025) ]/(N/12)/ - 1

where:

             I is the interest rate you are earning on the money invested in the fixed account option;

             J is the interest rate then currently available for the period of time equal to the number of years remaining in the term you initially agreed to leave your money in the fixed account option; and

             N is the number of full months remaining in the term you initially agreed to leave your money in the fixed account option.

Examples of the MVA

The examples below assume the following:

   (1) You made an initial Purchase Payment of $10,000 and allocated it to the 3-year fixed account option at a rate of 5%;

   (2) You make a partial withdrawal of $4,000 when 1 1/2 years (18 months) remain in the 3-year term you initially agreed to leave your money in the fixed account option (N=18); and

   (3) You have not made any other transfers, additional Purchase Payments, or withdrawals.

A withdrawal charge of 6% is reflected because your Purchase Payment has been in the contract for less than three full years. If a withdrawal charge applies, it is deducted before the MVA. The MVA is assessed on the amount withdrawn less any withdrawal charges.

Positive Adjustment

Assume that on the date of withdrawal, the interest rate in effect for a new Purchase Payments in the 1-year fixed account option is 3.5% and the 3-year fixed account option is 4.5%. By linear interpolation, the interest rate for the remaining 2 years (1 1/2 years rounded up to the next full year) in the contract is calculated to be 4%.

The MVA factor is

                    =  [ (1+I) / (I+J+0.0025) ]/(N/12)/ - 1
                    =  [ (1.05) / (1.04+0.0025) ]/(18/12)/ -1
                    =  (1.007194)/(1.5)/ - 1
                    =  1.010811 - 1
                    =  +0.010811

The requested withdrawal amount, less the withdrawal charge ($4,000 - 6% = $3,760) is multiplied by the MVA factor to determine the MVA:

                       $3,760 X (+0.010811)  =  +$40.65

$40.65 represents the MVA that would be added to your withdrawal.

Negative Adjustment

Assume that on the date of withdrawal, the interest rate in effect for new Purchase Payments in the 1-year fixed account option is 5.5% and the 3-year fixed account option is 6.5%. By linear interpolation, the interest rate for the remaining 2 years (1 1/2 years rounded up to the next full year) in the contract is calculated to be 6%.

The MVA factor is

                   =  [ (1+I) / (I+J+0.0025) ]/(N/12) / - 1
                   =  [ (1.05) / (1.06+0.0025) ]/(18/12) / - 1
                   =  (0.988235)/(1.5) /- 1
                   =  0.982405 - 1
                   =  - 0.017595

The requested withdrawal amount, less the withdrawal charge ($4,000 - 6% = $3,760) is multiplied by the MVA factor to determine the MVA:

                        $3,760 X (-0.017595) = -$66.16

$66.16 represents the MVA that would be deducted from your withdrawal.

Appendix B - Death Benefits Following Spousal Continuation
--------------------------------------------------------------------------------

The term "Continuation Net Purchase Payment" is used frequently to describe the death benefit options payable to the beneficiary of a Continuing Spouse. We define Continuation Net Purchase Payment as Net Purchase Payments made as of the Continuation Date. For the purpose of calculating Continuation Net Purchase Payments, the amount that equals the contract value on the Continuation Date, including the Continuation Contribution is considered a Purchase Payment. If the Continuing Spouse makes no additional Purchase Payments or withdrawals, Continuation Net Purchase Payments equal the contract value on the Continuation Date, including the Continuation Contribution. All capitalized terms have the same meaning as they have in the prospectus.

Standard Death Benefit Payable Upon Continuing Spouse's Death

If the Standard Death Benefit is applicable upon the Continuing Spouse's death We will pay the beneficiary the greater of:

1. Net Purchase Payments; or

2. The contract value at the time We receive all required paperwork and satisfactory proof of death.

Enhanced Death Benefit Payable Upon Continuing Spouse's Death

If the Enhanced Death Benefit is applicable upon the Continuing Spouse's death, We will pay the Beneficiary this death benefit.

MAXIMUM ANNIVERSARY VALUE:

If the continuing Spouse is younger than age 90 at the time of death, the death benefit is the greatest of:

a. Continuation Net Purchase Payments; or

b. The contract value at the time We receive all required paperwork and satisfactory proof of the Continuing Spouse's death; or

c. The maximum anniversary value on any contract anniversary (of the original issue date) occurring after the Continuation Date prior to the Continuing Spouse's 81st birthday. The anniversary value equals the value on the contract anniversary plus any Purchase Payments recorded after that anniversary, reduced for any withdrawals (and fees and charges applicable to those withdrawals) recorded after that anniversary, in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal.

If the Continuing Spouse is age 90 or older at the time of death and the Maximum Anniversary Value option applied, the death benefit will be equal to the contract value at the time We receive satisfactory proof of death.

WE RESERVE THE RIGHT TO MODIFY, SUSPEND OR TERMINATE THE SPOUSAL CONTINUATION PROVISION (IN ITS ENTIRETY OR ANY COMPONENT) AT ANY TIME.

  Please forward a copy (without charge) of the WM Diversified Strategies/III/ Variable Annuity Statement of Additional Information to:

              (Please print or type and fill in all information.)
     ___________________________________________________________________________
     Name
     ___________________________________________________________________________
     Address
     ___________________________________________________________________________
     City/State/Zip
     ___________________________________________________________________________
           Date: ______________   Signed: ______________________________________

  Return to: First SunAmerica Life Insurance Company, Annuity Service Center, P.O. Box 52499, Los Angeles, California 90054-0299

                                     PART II
                                     -------
                     Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution.
         -------------------------------------------

     The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the SEC registration fee.

     SEC registration fee                          $     5,172
     Printing and engraving                             50,000
     Legal fees and expenses                            10,000
     Rating agency fees                                  7,500
     Miscellaneous                                      10,000
                                                   ===========
         Total                                     $    82,672

Item 15. Indemnification of Directors and Officers.
         ------------------------------------------

     Section 719 of the Business Corporation Law of the State of New York permits the indemnification of directors, officers, employees and agents of New York corporations. Section 10 of the Company's By-Laws ("By-Laws") authorize the indemnification of directors and officers to the full extent required or permitted by the Laws of the State of New York, now or hereafter in force, whether such persons are serving the Company, or, at its request, any other entity, which indemnification shall include the advance of expenses under the procedures and to the full extent permitted by law. In addition, the Company's officers and directors are covered by certain directors' and officers' liability insurance policies maintained by the Company's parent.

Item 16. Exhibits and Financial Statement Schedules.
         -------------------------------------------

Exhibit No. Description
(1)               Underwriting Agreement***
(2)               Plan of Acquisition, Reorganization, Arrangement, Liquidation
                    or Succession**
(3)      (a)      Articles of Incorporation***
         (b)      By-Laws***
(4)      (a)      Flexible Premium Individual Modified Guaranteed and Variable
                    Annuity Contract****
         (b)      Individual Modified Guaranteed and Variable Annuity
                    Application****
(5)               Opinion of Counsel re: Legality***
(6)               Opinion re Discount on Capital Shares**
(7)               Opinion re Liquidation Preference**
(8)               Opinion re Tax Matters**
(9)               Voting Trust Agreement**
(10)              Material Contracts**
(11)              Statement re Computation of Per Share Earnings**
(12)              Statement re Computation of Ratios**
(14)              Material Foreign Patents**
(15)              Letter re Unaudited Financial Information**
(16)              Letter re Change in Certifying Accountant**
(23)     (a)      Consent of Independent Accountants*
         (b)      Consent of Attorney**
(24)     (a)      Powers of Attorney - November 2002+++
(24)     (b)      Powers of Attorney - December 2000+

(24)     (c)      Powers of Attorney - June 2000++
(24)     (d)      Powers of Attorney - December 2002*
(25)              Statement of Eligibility of Trustee**
(26)              Invitation for Competitive Bids**
(27)              Financial Data Schedule*****
(28)              Information Reports Furnished to State Insurance Regulatory
                    Authority**
(29)              Other Exhibits**

* Filed Herewith
** Not Applicable
*** Filed January 20, 1998, Post-Effective Amendment 7 to the Registration Statement on File No. 33-85016, accession number 0000950148-98-000074.
**** Filed March 27, 1998, Post-Effective Amendment 8 to the Registration Statement on File No. 33-85016, accession number 0000950148-98-000633.
***** Filed February 2, 1999, Post-Effective Amendment 11 to the Registration Statement on File No. 33-85016, accession number 0000950148-99-000188.
+ Filed December 8, 2000, Post-Effective Amendment No. 1 to Registration Statement on File No. 333-39158, accession number 0000950148-00-002476.
++ Filed June 13, 2000, Form S-3 Registration Statement on File No. 333-39158, accession number 0000950148-00-001289.
+++ Filed November 20, 2002, Post-Effective Amendment 4 to the Registration Statement on File No. 333-39158, accession number 0000950148-02-002750.

Item 17. Undertakings.
         ------------

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on this 6th day of January, 2003.

                                  By: FIRST SUNAMERICA LIFE INSURANCE COMPANY
                                  By: /s/ JAY S. WINTROB
                                      ---------------------------------------
                                      Jay S. Wintrob
                                      President

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       SIGNATURE                        TITLE                         DATE
-------------------------------------------------------------------------------

JAY S. WINTROB*             Chairman, President and Chief      January 6, 2003
-------------------------        Executive Officer
Jay S. Wintrob

                                       Director                January 6, 2003
-------------------------
M. Bernard Aidinoff

JAMES R. BELARDI*                      Director                January 6, 2003
-------------------------
James R. Belardi

MARION E. FAJEN*                       Director                January 6, 2003
-------------------------
Marion E. Fajen

PATRICK J. FOLEY*                      Director                January 6, 2003
-------------------------
Patrick J. Foley

MARC H. GAMSIN*                        Director                January 6, 2003
-------------------------
Marc H. Gamsin

CECIL C. GAMWELL III*                  Director                January 6, 2003
-------------------------
Cecil C. Gamwell III

N. SCOTT GILLIS*                       Director                January 6, 2003
-------------------------      (Chief Financial Officer)
N. Scott Gillis

LAWRENCE M. GOLDMAN*                   Director                January 6, 2003
-------------------------
Lawrence M. Goldman

JANA W. GREER*                         Director                January 6, 2003
-------------------------
Jana W. Greer

JACK R. HARNES*                        Director                January 6, 2003
-------------------------
Jack R. Harnes

JOHN I. HOWELL*                        Director                January 6, 2003
-------------------------
John I. Howell

ERNEST T. PATRIKIS*                     Director                January 6, 2003
---------------------------
Ernest T. Patrikis

HOWARD I. SMITH*                        Director                January 6, 2003
---------------------------
Howard I. Smith

MAURICE S. HEBERT*            Vice President and Controller     January 6, 2003
---------------------------     (Chief Accounting Officer)
Maurice S. Hebert

/s/ CHRISTINE A. NIXON                  Director                January 6, 2003
---------------------------
Christine A. Nixon

*By: /s/ CHRISTINE A. NIXON                                     January 6, 2003
 --------------------------
 Christine A. Nixon
 Attorney-in-Fact

                                  EXHIBIT INDEX

Exhibit No.             Description
-----------             -----------

23(a)                   Consent of Independent Accountants
(24)(d)                 Powers of Attorney - December 2002